APPRAISAL OF
                   A TAX-EXEMPT LIMITED PARTNERSHIP INTEREST
                                      AND
                    A TAXABLE LIMITED PARTNERSHIP INTEREST
                                      IN
                     BALCOR EQUITY PENSION INVESTORS - III
                                 (BEPI - III)
                               SKOKIE, ILLINOIS
                             AS OF MARCH 31, 1996



























                             Valuation Counselors

May 8, 1996


Balcor Equity Partners - III
The Balcor Company
Bannockburn Lake Office Plaza
2355 Waukegan Road, Suite A200
Bannockburn, Illinois 60015

Attn:  Mr. John K. Powell, Jr. - First Vice President

Gentlemen:

In accordance with your request, we are pleased to submit our opinion of the Value of a Tax-Exempt Limited Partnership Interest and a Taxable Limited Partnership Interest in:

Balcor Equity Pension Investors - III
(An Illinois Limited Partnership)

as of March 31, 1996.

The term "Value" is defined as follows:

     The amount, in dollars, which a Limited Partnership Interest in Balcor Equity Pension Investors - III is worth to an investor who owns the Interest with the intention of holding it to maturity, who fully understands the complexities of the investment, and has an interest in the potential interest income and capital appreciation of the Limited Partnership Interest. The valuation does not represent the amount that would be received by a holder of a Limited Partnership Interest would he/she decide to liquidate the Interest prior to the maturity of the Partnership. The value is subject to the terms and conditions set forth in this report.

The Partnership is forecasted to close at the end of the year 2003.

Based on our analyses and conclusions set forth in this report, the estimated Value of the Limited Partnership Interests in Balcor Equity Pension Investors - III, as of March 31, 1996, was in the rounded amount of:

                                                           Adjusted
                                                           Original
                                                         Capital as
                                                         of 3/31/96

1.  Tax-Exempt Limited Partnership Interest     $220.00     $250.00

2.  Taxable Limited Partnership Interest        $190.00     $250.00

For the quarter ended March 31, 1996, the value of a Tax-Exempt Limited Partnership Interest increased $2.00, and a Taxable Limited Partnership Interest experienced no change.

For the quarter ended December 31, 1995, the value of a Tax-Exempt Limited Partnership Interest and a Taxable Limited Partnership Interest increased $1.00. There were no property transactions in this quarter.

For the quarter ended September 30, 1995, the value of a Tax-Exempt Limited Partnership Interest increased $4.00, and a Taxable Limited Partnership Interest increased $3.00.

For the quarter ended June 30, 1995, the value of a Tax-Exempt Limited Partnership Interest increased $3.00, and a Taxable Limited Partnership Interest $2.00.

For the quarter ended December 31, 1994, the value of a Tax-Exempt Limited Partnership Interest increased $2.00 while a Taxable Limited Partnership Interest remained constant. The increase was due to an increase of $3.1 million in the value of the Westech 360 asset. The discount rate was increased 0.25% in this quarter.

On September 11, 1992, the Partnership acquired title to Greentrails, the only mortgage loan in the Partnership.

For the quarter ended December 31, 1992, the value of a Tax-Exempt Limited Partnership Interest decreased $8.93, whereas the value of a Taxable Limited Partnership Interest decreased $22.00. This was a result of a reduction of $5,343,000 in the value of the Equity Investments, or about 4.1%. The increased differential value in value between the Tax-Exempt and Taxable Limited Partnership Interest was the result of a reallocation of excess proceeds to return capital to the Tax-Exempt Limited Partnership Interest prior to returning capital to the Taxable Limited Partnership Interest.

On May 27, 1987, the Partnership funded $11,150,000 of a $25,750,000 loan secured by a first mortgage on the Westech 360 Office Building located in Austin, TX. For the quarter ended September 30, 1988 the value of the Westech
360 Office Building mortgage loan was reduced to funds advanced.   The property
became real estate owned on November 30, 1988 and the value of the property was materially reduced again. The balance of the loan was funded by Balcor Equity Pension Investors - II. On September 26, 1988 the Partnership funded a $27,500,000 first mortgage loan on the Green Trails Apartments.

Because of the many potential permutations and combinations of tax benefits available and/or not available to the taxable investor under current tax legislation, any tax benefits have been excluded from the calculation of the value per interest. The Partnership will provide the tax benefit data to the taxable investor in order for the owner of the Partnership Interest to apply it to his or her individual tax situation.

A copy of this report is retained in our files, together with the information from which the report was compiled.

Respectfully submitted,

/s/Raymond Ghelardi                     /s/Clement H. Darby

Valuation Counselors Group, Inc.        Darby & Associates
Raymond Ghelardi                        Clement H. Darby
Managing Director                       President

REG/CHD/ded

cc:  Mr. David P. Bennett
     Ms. Mary J. Mojica
     Ms. Jayne Kosik
     Ms. Jane Cody

                               TABLE OF CONTENTS



Statement of Facts and Limiting Conditions

Introduction

Distributions to Limited Partners

Description of the Assets

Valuation of a Limited Partnership Interest

Discussion of Risk Rates

Valuation of the Equity Investments In Real Estate and Real Estate Owned Investments

Valuation of the Offering Expenses and Loan Fees

Conclusion of Value


Schedule

  A-1     Balance Sheet - March 31, 1996

  A-2     Statements of Income and Expenses for the
            quarters ended March 31, 1996 and 1995

  A-3     Statements of Cash Flows for the quarters ended
            March 31, 1996 and 1995

  B-1     Cash Flow From Operations

  B-2     Calculation of Excess Net Cash Proceeds and
            Excess Net Cash Receipts

  B-3     Discounted Cash Flow Analysis

   C      Valuation Summary

                  STATEMENT OF FACTS AND LIMITING CONDITIONS

Valuation Counselors Group, Inc./Darby & Associates Joint Venture strives to clearly and accurately disclose the assumptions and limiting conditions that directly affect an appraisal analysis, opinion or conclusion. In order to assist the reader in interpreting this report, such assumptions are set forth as follows:

Valuation Counselors Group, Inc./Darby & Associates Joint Venture reserves the right to make adjustments to the analysis, opinion and conclusions set forth in the report as deemed necessary by consideration of additional or more reliable data that subsequently may become available.

No opinion is rendered as to legal fee, property title or mortgage notes related to the appraised assets, which are assumed to be good and marketable.

It is assumed that no opinion is intended in matters that require legal, engineering or other professional advice which has been or will be obtained from professional sources; the valuation report will not be used for guidance in professional matters exclusive of the appraisal and valuation discipline.

Information furnished by others is presumed to be reliable, and where so specified in the report, has been verified; however, no responsibility, whether legal or otherwise, is assumed for its accuracy and cannot be guaranteed as being certain. All facts and data set forth in the report are true and accurate to the best of the Appraiser's knowledge and belief. No single item of information was completely relied upon to the exclusion of other information.

All financial data, forecasts, allocations to Tax-Exempt and Taxable Limited Partnership Interests, operating histories and other data relating to income and expenses attributed to the assets and the Partnerships have been provided by Management or its representatives and have been accepted without further verification except as specifically stated in the report.

It should be specifically noted that the valuation assumes the appraised assets will be competently managed and maintained by financially sound owners over the expected period of ownership except where noted, specifically in assets during the period of foreclosure where Balcor may not have control. This appraisal engagement does not entail an evaluation of management's effectiveness, nor are we responsible for future marketing efforts and other management or ownership actions upon which actual results will depend.

Neither the report nor any portions thereof, especially any conclusions as to value, the identity of the appraiser or Valuation Counselors Group, Inc./Darby & Associates Joint Venture shall be disseminated to the public through public relations media, news media, sales media, prospectus or any other public means of communications without the prior written consent and approval of Valuation Counselors Group, Inc./Darby & Associates Joint Venture. The date of the valuation to which the value estimate conclusion applies is set forth in the report.

The preponderance of working paper support for this valuation is maintained in the offices of management, Balcor Mortgage Advisors.

Neither the fees nor any of the terms and conditions of the appraisal assignments given to Valuation Counselors Group, Inc./Darby & Associates Joint Venture by Balcor Mortgage Advisors are contingent upon the values reported.

No independent investigation of the fair market value of the underlying real estate assets has been made by Valuation Counselors Group, Inc./Darby & Associates Joint Venture. We have reviewed the real estate appraisals for reasonableness, but have assumed the real estate appraisals obtained by Balcor Mortgage Advisors are independent and accurate. Valuation Counselors Group, Inc. assumes responsibility for real estate appraisals prepared by their own staff.

No independent investigation of the terms and conditions of the mortgage loans made by Balcor Equity Pension Investors - III has been made. We have relied on data furnished to us by Balcor Mortgage Advisors and the validity of the information was assumed to be correct.

In the event that this appraisal is used as basis to set a market price for a Limited Partnership Interest in Balcor Equity Pension Investors - III, no responsibility is assumed for the seller's inability to obtain a purchaser at the value reported herein.

The reader of this valuation report should be fully conversant with the terms and conditions of Balcor Equity Pension Investors - III Limited Partnership as set forth in the Prospectus, other related documents, and the prior appraisals of a Limited Partnership Interest in Balcor Equity Pension Investors - III.

We have discussed the current status and condition of the mortgage loans and real estate owned with the management of Balcor Mortgage Advisors and have accepted their comments as being factual.

                                 INTRODUCTION

The Partnership, Balcor Equity Pension Investors - III, was formed on April 19, 1985. The Partnership Agreement provides for Balcor Equity Partners - III to be the General Partner and for the admission of Limited Partners through the sale of Limited Partnership Interests at $250 per Interest. The Partnership commenced the offering of Limited Partnership Interests to the public on September 27, 1985; closing of its minimum offering was held on December 10, 1985, after certain minimum sales of Limited Partnership Interests had been achieved, as provided for in the Partnership Agreement. Prior to December 10, 1985, the Partnership was in a pre-operating status. The Partnership issued 683,204 Limited Partnership Interests on or prior to August 1, 1986, the termination date of the offering. The total number of units sold was segregated into 634,074 tax-exempt units and 49,130 taxable units.

The Partnership serves as an investment vehicle for qualified profit sharing, pension and other retirement trusts; bank commingled trust funds for such trusts; HR-10 (Keogh) Plans and Individual Retirement Accounts (IRA); government pension and retirement trusts; other entities intended to be exempt from Federal income taxation such as certain religious, charitable, scientific, literary and educational corporations, funds and foundations; and also individuals and entities not exempt from Federal income tax.

The Partnership's operations consisted of (1) investing in commercial and residential real properties which the Partnership will acquire with no permanent mortgage indebtedness and (2) placing equity participating first mortgages on income-producing real property.

The Partnership Agreement provides that the General Partner, or affiliates, will receive selling commissions on the sale of Limited Partnership Interests; real estate acquisition fees, either paid by the sellers or the Partnership when the Partnership acquires real properties; and loan application and processing fees and mortgage brokerage fees, paid by borrowers and/or the Partnership when the Partnership funds first mortgage loans or issues commitments to fund loans, subject to certain limitations as set forth in the Partnership Agreement.

The Partnership Agreement also provides that an affiliate of the General Partner will service the mortgage loans made by the Partnership and will receive a mortgage servicing fee at an annual rate equal to 1/4 of 1% of the amounts advanced by the Partnership and outstanding from time to time; and that an affiliate of the General Partner will perform property management services in connection with the properties acquired by the Partnership and thereby earn fees at rates and on terms no less favorable to the Partnership than those customary for similar property management and leasing services in the relevant geographical area of the properties managed, subject to certain limitations.

"Operating Income" of the Partnership will be allocated 10% to the General Partner and 90% to the Limited Partners, however, certain components are specially allocated as described in the Partnership Agreement. "Operating losses" and other certain components will be allocated 1% to the General Partner and 99% to the Limited Partners pursuant to terms set forth in the Partnership Agreement. "Net Cash Receipts" available for distribution will be distributed as follows: 90% to all Limited Partners, 7 1/2% to the General Partner as its distributive share from Partnership operations and an additional 2 1/2% of such "Net Cash Receipts" will be paid to the General Partner for allocation to the Repurchase Fund which may be utilized to repurchase Interests from Limited Partners pursuant to terms set forth in the Partnership Agreement. Amounts allocated to the Repurchase Fund will be returned to the Partnership at liquidation if necessary to permit payment to the Limited Partners of their "Original Capital" plus any deficiency in their "Liquidation Preference" as defined in the Partnership Agreement. Subject to the provisions of the Partnership Agreement, "Net Cash Proceeds" which are available for distribution will be distributed only to the Limited Partners until such time as the Limited Partners have received a return of their "Original Capital" and their "Liquidation Preference"; thereafter, the remaining "Net Cash Proceeds" will be distributed 90% to the Limited Partners and 10% to the General Partner. The General Partner's share shall be returned to the Partnership if necessary to permit payment to the Limited Partners of any deficiency in the return of their Original Capital and Preferential Cumulative Distributions.

It was intended that the proceeds of the offering available for investment would be invested approximately one-half in real properties with no permanent mortgage indebtedness and one-half in equity participating first mortgage loans. The actual mix of investments between real properties and mortgage loans will be determined by the General Partner and will depend upon financial and real estate market conditions.

Originally, the Partnership expected to sell or otherwise dispose of this real property investments between the fifth and tenth years after acquisition and expected to sell or obtain repayment of its mortgage loans between the twelfth and fifteenth years after such loans are made. Since the time the original real estate investments and mortgage loans were made at the inception of the Partnership, material adverse changes occurred in the real estate market. This resulted in a number of mortgage loans going in to default and eventually becoming Real Estate Owned. The Partnership now only has Real Estate Owned and original Investments in Real Estate. The management of the Partnership has determined that it may be in the best interests of the Limited Partners to retain title to a substantial portion of the real estate for approximately ten years from December 31, 1992. As of March 31, 1996, the forecasted closing of the Partnership is the year 2003.

                       DISTRIBUTIONS TO LIMITED PARTNERS

Net Cash Receipts available for distribution commenced distribution to Limited Partners on a quarterly basis commencing in the third full calendar quarter after the termination of the offering. 90% of all Net Cash Receipts available for distribution are distributed to Limited Partners. In order to equalize the benefits to the Limited Partners, such Net Cash Receipts are allocated among the Limited Partners so that on a pro rata basis an Interest originally purchased by a Tax exempt Limited Partner receives 133% of Net Cash Receipts that are distributed with respect to an Interest originally purchased by a Taxable Limited Partner. 7 1/2% of such Net Cash Receipts are paid to the General Partner as its distributive share from Partnership operations, and an additional 2 1/2% of such Net cash Receipts are paid to the General Partner for allocation to the Repurchase Fund. Amounts allocated to the Repurchase Fund are commingled with other assets of the General Partner and may be utilized to repurchase Interests from Limited Partners. Amounts allocated to the Repurchase Fund will be returned to the Partnership at the liquidation of the Partnership if necessary to permit payment to the Limited Partners of their Original Capital plus any deficiency in their Liquidation Preference.

In general, the Partnership had expected to sell its real properties between the fifth and tenth years after acquisition and expects to sell or obtain repayment of its mortgage loans between the twelfth and fifteenth years after such loans are made. For reasons previously explained, these time horizons have been extended beyond the Year 2000. Net Cash Proceeds which are available for distribution will be distributed only to holders of Interests until such time as holders of Interests have received a return of their Original Capital and their Liquidation Preference. 90% of the remaining Net Cash Proceeds available for distribution will be distributed to holders of Interests. The General Partner will receive 10% of such remaining Net Cash Proceeds. Prior to the liquidation of the Partnership, to the extent necessary to permit the Partnership to pay to the Limited Partners any deficiency in the return of their Original Capital and their Preferential Cumulative Distribution on Adjusted Original Capital in the following amount: 14% per annum for Interests purchased by Tax-exempt Limited Partners prior to November 11, 1986; 12% per annum for Interests purchased by Tax-exempt Limited Partners thereafter; 10.50% per annum for Interests purchased by Taxable Limited Partners prior to January 15, 1986; and 9% per annum for Interests purchased by Taxable Limited Partners thereafter; the General Partner shall return to the Partnership all or a portion of its 10% share of such Net Cash Proceeds. For purposes of determining distributable Net Cash Proceeds, an amount equal to the Adjusted Mortgage Investment for each year shall be deemed an amount available for distribution and shall also be deemed the initial amount distributed for such year. For purposes of determining the amount of Preferential Cumulative Distribution to which the holder of a particular Interest is entitled, the purchase date shall be the date the investor's funds are received by the General Partner, notwithstanding the fact that such funds are initially deposited in escrow accounts. Any amounts of Preferential Cumulative Distribution that are distributed to early investors in excess of amounts distributed to later investors will come from the General Partner's distributive share and not from funds otherwise distributable to Limited Partners. In the event distributed Net Cash Receipts and Net Cash Proceeds available for distribution exceed 9.00% per annum on Adjusted Original Capital but are not sufficient to compensate all Limited Partners as described above, then additional Net Cash Proceeds shall be distributed from the General Partner's 10% share equally to all Limited Partners who are entitled to more than 9.00% per annum until they shall have received Preferential Cumulative

Distribution in the amount of 10.50% per annum on their Adjusted Original Capital. Any additional Net Cash Proceeds available for distribution shall be distributed equally to all Limited Partners who are entitled to more than 10.50% per annum, and so on, until all of the Net Cash Proceeds available for distribution shall have been distributed.

Cash available for distribution will be determined by the General Partner after it creates any reserves or makes expenditures reasonably necessary or appropriate for the operation of the Partnership.

There is no assurance that the Partnership will generate Net Cash Receipts or Net Cash Proceeds, or that, if generated, they will be available for distribution or be sufficient to provide the full amount of the Preferential Cumulative Distribution.

All Partnership distributions are made quarterly to those recognized as the holders of Interests as of the last day of each fiscal quarter. Distributions are expected to commence the third full calendar quarter after termination of the offering.

Payments were made to Limited Partners during the period of the public offering of Interests.

As set forth in the Partnership Agreement, the Partnership was obligated to pay to the purchasers of Interests an amount equivalent to interest at an initial rate of 7.75% per annum on the total purchase price of an Interest. The amounts so payable under this provision ceased to accumulate on August 1, 1986, the termination date of the offering. Payments made to the Limited Partners during the offering period totaled $4,563,280 through August 1, 1986.

Distributions to the Limited Partnership

        Tax-Exempt Interest          Taxable Interest
Effective     Amount                      Amount
Date       Per Interest   Annual Rate  Per Interest Annual Rate

3/31/87        $3.99         6.38%         $3.00      4.80%
6/30/87         3.99         6.38%          3.00      4.80%
9/30/87         3.99         6.38%          3.00      4.80%
12/31/87        3.19         5.10%          2.40      3.84%
3/31/88         3.19         5.10%          2.40      3.84%
6/30/88         3.99         6.38%          3.00      4.80%
9/30/88         3.99         6.38%          3.00      4.80%
12/31/88        3.33         5.33%          2.50      4.00%
3/31/89         3.33         5.33%          2.50      4.00%
6/30/89         3.33         5.33%          2.50      4.00%
9/30/89         3.33         5.33%          2.50      4.00%
12/31/89        3.33         5.33%          2.50      4.00%
3/31/90         3.33         5.33%          2.50      4.00%
6/30/90         3.33         5.33%          2.50      4.00%
9/30/90         3.33         5.33%          2.50      4.00%
12/31/90        3.33         5.33%          2.50      4.00%
3/31/91         3.33         5.33%          2.50      4.00%
6/30/91         3.33         5.33%          2.50      4.00%
9/30/91         3.33         5.33%          2.50      4.00%
12/31/91        3.33         5.33%          2.50      4.00%

        Tax-Exempt Interest         Taxable Interest
Effective     Amount                     Amount
Date       Per Interest   Annual Rate Per Interest Annual Rate

3/31/92        $2.99         4.78%         $2.25      3.60%
6/30/92         2.99         4.78%          2.25      3.60%
9/30/92         2.99         4.78%          2.25      3.60%
12/31/92        2.99         4.78%          2.25      3.60%
3/31/93         2.33         3.73%          1.75      2.80%
6/30/93         2.33         3.73%          1.75      2.80%
9/30/93         2.33         3.73%          1.75      2.80%
12/31/93        2.33         3.73%          1.75      2.80%
3/31/94         2.33         3.73%          1.75      2.80%
6/30/94         2.33         3.73%          1.75      2.80%
9/30/94         2.33         3.73%          1.75      2.80%
12/31/94        2.33         3.73%          1.75      2.80%
3/31/95         2.33         3.73%          1.75      2.80%
6/30/95         3.52         5.63%          2.65      4.24%
9/30/95         2.33         3.73%          1.75      2.80%
12/31/95        2.33         3.73%          1.75      2.80%
3/31/96         3.72         5.96%          2.80      4.48%

                           DESCRIPTION OF THE ASSETS

                       Equity Investments in Real Estate

1.   1275 K Street Office Building, Washington, DC

     On January 7, 1986, the Partnership acquired a 39.48% joint venture interest in the limited partnership which owns the twelve-story 1275 K Street Office Building. The joint venture's purchase price of the property was $47,150,050, which included $13,300,000 for the land and $1,778,657 for personal property. The Partnership paid $18,614,717 for its interest. An additional capital contribution of $135,822 was made in 1986 by the J. V. Partner. Its proportionate value based on March 1993 cash flow projections is $15,668,563. As of March 31, 1996, the occupancy rate was 99%.

2.   Bingham Farms Office Plaza - Phase IV, Bingham Farms, MI

     On January 23, 1986, the Partnership acquired Bingham Farms Office Plaza -Phase IV, a four story office building containing 145,280 square feet located on a six acre site in Bingham Farms, Michigan, northwest of Detroit. The purchase price was $18,180,850 of which $1,000,828 was allocated to land and $1,161,961 to personal property. On October 1, 1987, Balcor Property Management took over management of the Bingham Farms Office Plaza - Phase IV. Its value based on March 1993 cash flow projections is $14,227,902. As of March 31, 1996, the occupancy rate was 99%.

3.   Arborland Consumer Mall, Ann Arbor, MI

     On May 9, 1986, the Partnership acquired a 99% interest in Arborland Consumer Mall, a 348,043 square foot shopping center on a 37 acre site in Ann Arbor, MI. The purchase price was $20,744,680 of which $2,400,000 was allocated to land and $250,000 for personal property. Its value based on March 1993 cash flow projections is $24,775,488. As of March 31, 1996, the occupancy rate was 71%.

4.   Belmont Apartments, King County, Renton, WA

     On July 31, 1986, the Partnership acquired Belmont Apartments, a 202 unit garden apartment complex on an 11 acre site in King County near Renton, WA. The complex consists of 15 two story wood frame residential units with parking for 350 cars, including 50 carports. The purchase price was $8,669,400, including $1,010,000 for the land and $1,148,910 for personal property. Its value based on March 1993 cash flow projections is $8,022,429. As of March 31, 1996, the occupancy rate was 93%.
5.   Westlake Meadows Apartments, Lake Oswego, OR

     On July 30, 1986, the Partnership acquired the Westlake Meadows Apartments, a 162 unit garden apartment/townhouse complex on an 8 acre site in Lake Oswego, OR, a suburb of Portland. The complex consists of 13 two story residential buildings, 28 townhouses and 324 parking spaces, including 162 carports. The purchase price was $8,457,445, including an allocation of $900,000 for land and $576,000 for personal property. Its value based on March 1993 cash flow projections is $9,520,150. As of March 31, 1996, the occupancy rate was 99%.

6.   Erindale Centre Shopping Center, Colorado Springs, CO

     On September 19, 1986, the Partnership acquired approximately 167,239 net rentable square feet of the Erindale Centre Shopping Center located on 13 acres in Colorado Springs, CO. The center was completed in phases from 1983 through 1985. The total center consists of six one-story buildings on a 17 acre site containing 223,150 square feet of net rentable area. Approximately 55,912 square feet on four acres are owned and occupied by Levitz Furniture and Standard Brands. The purchase price was $17,340,425 of which $2,630,000 was allocated to the land and $200,000 to personal property. A 14,000 square foot tenant abruptly vacated in the quarter ended September 30, 1989. Its value based on March 1993 cash flow projections is $9,394,021. As of March 31, 1996, the occupancy rate was 95%.


                         Real Estate Owned Investments

1.   Westech 360 Office Building, Austin, TX

     On May 27, 1987, the Partnership funded an equity and revenue participating $11,150,000 portion (43.3%) of a $25,750,000 mortgage loan on the Westech 360 Office Building comprising 175,716 square feet in Austin, TX. The loan was to mature in June of 1999 but the Partnership took title to the property November 30, 1988 and it is now classified as Real Estate Owned. As of December 31, 1991, it was valued at $3,788,750 based on a July 3, 1991 appraisal. As of March 31, 1996, its allocated value based on November 1994 cash flow projections is $7,524,845. As of March 31, 1996, the occupancy rate was 98%.

2.   Perimeter 400 Center, Fulton County, GA

     On May 21, 1986, the Partnership funded an equity and revenue participating $8,121,951 first mortgage loan on Perimeter 400 Center, Fulton County, GA. This is a participation in a $41,000,000 mortgage loan on two office towers totaling 357,790 square feet. The other funds were provided by three affiliates of the Partnership. On February 7, 1991, the borrower conveyed title to the property to the affiliated partnerships which had funded this loan. The property was appraised at $28,500,000, and BEPI - III's 21.95% interest equated to $6,255,750. As of March 31, 1996, its value based on internal cash flow projections is $7,557,669. As of March 31, 1996, the occupancy rate was 100%.

3.   Ammendale Technology Park II, Beltsville, MD

     On February 12, 1987, the Partnership funded an equity and revenue participating $9,360,000 first mortgage loan on Ammendale Technology Park II, a four building complex totaling 139,500 square feet on 11 acres of land in Beltsville, MD, approximately 9 miles Northeast of downtown Washington, DC. The loan remained on a nonaccrual status. The Partnership commenced foreclosure proceedings on this loan on April 30, 1991. On June 12, 1991, a foreclosure sale was held and the Partnership made a successful bid to purchase this property. The Partnership received title to the property during on October 16, 1991. The property was appraised at $8.0 million as of November 1991, a reduction in value of $1.36 million from its value as a mortgage loan. On December 11, 1992, the Partnership sold one of the four buildings that comprise Ammendale

     Technology Park-Phase II for a sale price of $1.9 million. As of March 31, 1996, its value based on January 1994 cash flow projections is $6,245,513. As of March 31, 1996, the occupancy rate was 95%.

4.   Green Trails Apartments, Lisle, IL

     On September 26, 1988 the Partnership funded an equity and revenue participating $27,500,000 first mortgage loan on Green Trails Apartments, a 440 unit apartment complex in Lisle, IL. It is a ten year loan with a base rate of 9.5% years 1-4 and 10.0% years 5-10. On July 9, 1991, the borrower filed for involuntary bankruptcy (this subsequently was changed to reorganization under Chapter 11) and, on July 18, 1991, a $2,750,000 letter of credit was cashed. The Partnership acquired title to the property on September 11, 1992. It was valued at funds advanced of $25,801,493. As of March 31, 1996, its value based on March 1993 cash flow projections is $32,144,797. As of March 31, 1996, the occupancy rate was 96%.

                  VALUATION OF A LIMITED PARTNERSHIP INTEREST

Valuation Counselors Group, Inc./Darby & Associates Joint Venture has been retained by Balcor Equity Partners - III to estimate the Value of a Limited Partnership Interest in Balcor Equity Pension Investors - III on a quarterly basis.

The methodology used in estimating the Value of a Limited Partnership Interest in Balcor Equity Pension Investors - III is based upon substituting the estimated (1) present value of the Equity Cash Flows and Return of Capital in place of the Investments in Real Estate and Real Estate Owned, (2) appraised value of certain Real Estate Owned assets acquired in foreclosure and scheduled for disposition in the near-term (if applicable to this Partnership), and (3) the present value of the Debt Cash Flows in place of Investment in Loan Receivable, First Mortgage as shown on March 31, 1996 Balance Sheet of Balcor Equity Pension Investors - III (Schedule A-1) (if applicable to this Partnership). As of September 11, 1992, when the Partnership acquired title to Greentrails through foreclosure there no longer are any mortgage loans in this Partnership. In addition, the unamortized portions of the Offering Expenses and Loan Fees as well as the present value of the Repurchase Fund are added to the Assets on the same Balance Sheet. The amortization is calculated by reducing the total Offering Expenses, as set forth in the financial statements, on a straight line basis, quarterly, to the expiration date of the loan portfolio. For financial reporting purposes, Balcor Equity Partners - III initially deducted the total Offering Expenses from the proceeds of the Limited Partnership Interest. Current Assets and Current Liabilities remained as stated and subsequently are called "Net Current Assets."

Cash, the present value of the Equity Cash Flows, Return of Capital and Repurchase Fund, appraised Real Estate Owned (where applicable) and the present value of the Debt Cash Flows (if any) were segregated into the interests of the Tax-exempt Limited Partnership Interests, Taxable Limited Partnership Interests and General Partner Interest Shares in accordance with the terms of the Limited Partnership Agreement and the proportionate share of the Partnership Interests. As of December 31, 1992, the holding period for the Investments in Real Estate and Real Estate Owned not scheduled for near-term sale were extended, on the average, to ten years for the purpose of attempting to realize a greater return to the Limited Partners. In addition the cash flows were refined in order to calculate excess cash proceeds and excess net cash receipts since certain of those proceeds are applied to assets where the acquisition costs have not been achieved.

Historically, the valuation process has allocated certain proceeds to the Tax-Exempt and Taxable Limited Partnership Interests on the basis of certain procedures set forth in the Partnership Agreement. Based on additional formulae in the Partnership Agreement, as the Fund has "matured" it has become necessary to reallocate certain proceeds between the Tax-Exempt and Taxable Limited Partnership Interests so that the Tax-Exempt Limited Partnership Interests will be made whole prior to returning capital to the Taxable Limited Partnership Interest.

With the extension of the holding period and redefining the Real Estate Owned Investments, the Repurchase Fund has become material and is included separately as an Asset. The Repurchase Fund is allocated pro rata in the valuation because the General Partner forecasts that both the Tax-Exempt Limited Partnership Interest and Taxable Limited Partnership Interest will recover all of their capital by the time the Partnership closes by the end of the year 2003.

                           DISCUSSION OF RISK RATES

The discount rate applied to the cash flow mathematically expresses risk. Risk represents the uncertainty related to achievement of the prospective cash flows. The primary components of risk exposure in fixed income securities are interest rate risk, inflation risk, market risk, liquidity risk and risk of default. As previously discussed, the valuation of the assets in question have been predicated upon the present valuing of the components of the loan portfolio. Therefore, determination of an appropriate risk rate is essential in the valuation of the net investment in loans receivable.

Financial theory dictates the necessity of incremental return resulting from incremental risk. Accordingly, the typical risk/return tradeoff indicates that investors should demand greater rates of return as the perceived riskiness of the asset or security increases. In examining an investment situation, a hypothetical investor would weigh the perceived level of risk against the return expected from the subject investment. In determining the required rate of return or discount rate on a particular asset or investment, the hypothetical investor would also consider returns available from alternative investment opportunities such as government securities, corporate bonds, mortgages, real estate and common stock, if applicable.

The subject assets consist of a self-liquidating real estate investment fund with investments in both real estate loans with varying maturities and real estate assets. Accordingly, in determining an appropriate risk rate associated with the subject assets, we have considered alternative and comparable rates of return in the lending and real estate marketplace as indicated by such sources as the Wall Street Journal, Real Estate Research Corporation Real Estate Report, Investment Dealers Digest, Corporate Financing Week, American Council of Life Insurance Investment Bulletin and the National Association of Real Estate Investment Trusts.

The following table presents yield rates associated with various types of government and corporate securities as indicated by the March 29,1996 and January 3, 1996 Wall Street Journals.

              Yield Rates as Indicated by the Wall Street Journal

Security                      First Quarter 1996  Fourth Quarter 1995

Three Month U.S. Treasury Bills 4.99%                   5.04%
Six Month U.S. Treasury Bills   4.97%                   5.03%
Prime Rate                      8.25%                   8.50%
Ten Year U.S. Treasury Bonds    6.60%                   5.64%
Twenty Year U.S. Treasury Bonds 6.90%                   6.02%

Corporate Bonds

  Aaa, Aa                       6.72% to 7.60%          6.02% to 6.96%
  A, Baa                        6.95% to 7.91%          6.23% to 7.31%
  Ba, C                         9.8%                    9.7%

Collateralized Mortgage
  Obligations

  10 Year                       7.90%                   6.94%
  20 year                       8.05%                   7.17%


Additionally, information from Moody's Corporate Bond Survey and the Investment Dealer's Digest indicates the corporate original issue Real Estate Mortgage Investment Conduit (REMIC) yields from 1988 to 1995 ranged from 7% to 11.3% for obligations with terms in excess of ten years. A yield difference of one to three points was exhibited within multiple class REMIC issues where accrued interest payments did not commence on the (higher yielding) security until senior class notes were paid in full. A short term issuance collateralized by elderly living properties exhibited a four point yield differential between classes.

According to information from the Mortgage-Based Securities Letter, REMIC issuances in 1994 have decreased substantially from the levels exhibited during 1992 and 1993. Reportedly, many REMIC underwriters and investors incurred losses due to price corrections in the derivative mortgage securities market. The price decline was believed to be attributable to several factors including rising interest rates, increased volatility, average-life extension and lack of liquidity. According to the Wall Street Journal, new issues of mortgage-backed securities were down 57% in 1994 as compared to the prior year.

In addition to the previously noted yields on various market securities, we have also considered mortgage rates associated with various types of commercial real estate properties. This data is relevant in that it provides an indication of rates of return associated with similar types of investments. These statistics have been extracted from the December 29, 1995 and October 1, 1995 editions of the Investment Bulletin published by the American Council of Life Insurance, is as follows:

                                   Averages

                           Contract Interest
                                  Rate
Type of Loan
  Property Type          Third Quarter  Second Quarter
                             1995           1995

FIXED RATE-FIXED TERM          7.83%          8.23%
  Apartment                    7.64%          8.13%
  Office Building              7.98%          8.23%
  Retail                       7.79%          8.17%
  Industrial                   7.84%          8.21%
  Other Commercial             7.73%          8.47%



                               Yield With
                                  Fees

Type of Loan
  Property Type          Third Quarter  Second Quarter
                              1995           1995

FIXED RATE-FIXED TERM          7.85%          8.24%
  Apartment                    7.67%          8.15%
  Office Building              8.00%          8.24%
  Retail                       7.81%          8.18%
  Industrial                   7.85%          8.22%
  Other Commercial             7.74%          8.51%


                               Maturity
                             (Years/Months)

Type of Loan
  Property Type          Third Quarter  Second Quarter
                              1995           1995

FIXED RATE-FIXED TERM      11/06          11/02
  Apartment                10/11          10/09
  Office Building           10/0          09/07
  Retail                   13/05          13/06
  Industrial               10/08          10/00
  Other Commercial         11/04          12/02

Additionally, we have considered expected capitalization rates and internal rates of return extracted from "Korpacz Real Estate Investor Surveys, First Quarter 1996". For comparative purposes, we have also presented similar data extracted from "Korpacz Real Estate Investor Surveys, Fourth Quarter 1995".

                National Market Indicators: First Quarter 1996

                           Retail                   Office
                           (National Regional       (Central Business
                           Malls)                   District)

                           Range          Average   Range           Average

Free and Clear Equity IRR  10.00%-14.00%  11.50%    10.00%-15.00%   12.10%
Free and Clear Equity Cap
Rate                       6.25%-11.00%   8.11%     8.00%-12.50%    9.58%
Terminal Cap Rate          7.00%-11.00%   8.56%     8.25%-12.00%    9.62%



                           Office                   National
                           (National Suburban)      Industrial

                           Range          Average   Range           Average

Free and Clear Equity IRR  10.00%-14.00%  11.90%    9.00%-14.00%    11.27%
Free and Clear Equity Cap
Rate                       8.00%-11.00%   9.47%     7.25%-13.00%    9.29%
Terminal Cap Rate          8.50%-12.00%   9.68%     8.00%-11.00%    9.51%



                           National
                           Apartment

                           Range          Average

Free and Clear Equity IRR  10.50%-13.00%  11.38%
Free and Clear Equity Cap
Rate                       7.50%-10.50%   8.97%
Terminal Cap Rate          8.00%-11.00%   9.29%

               National Market Indicators:  Fourth Quarter 1995

                           Retail                   Office
                           (National Regional       (Central Business
                           Malls)                    District)

                           Range          Average   Range           Average

Free and Clear Equity IRR  10.00%-14.00%  11.55%    10.00%-15.00%   12.15%
Free and Clear Equity Cap
Rate                       6.25%-11.00%   7.86%     7.50%-12.50%    9.52%
Terminal Cap Rate          7.00%-11.00%   8.45%     8.25%-12.00%    9.63%



                           Office                   National
                           (National Suburban)      Industrial

                           Range          Average   Range           Average

Free and Clear Equity IRR  10.00%-15.00%  12.04%    9.00%-14.00%    11.31%
Free and Clear Equity Cap
Rate                       8.00%-11.50%   9.57%     7.25%-13.00%    9.36%
Terminal Cap Rate          8.50%-12.00%   9.75%     8.00%-11.00%    9.58%



                           National
                           Apartment

                           Range          Average

Free and Clear Equity IRR  10.00%-13.00%  11.50%
Free and Clear Equity Cap
Rate                       7.50%-10.50%   8.99%
Terminal Cap Rate          8.00%-11.00%   9.31%

Our discount rates have been selected based upon the returns exhibited on alternative securities and real estate properties as previously presented, in conjunction with the attributes of the subject assets.


                        Risk Measurement in Real Estate

As previously discussed, the primary components of risk exposure for fixed income securities include interest rate risk, inflation risk, market risk, liquidity risk and default risk. For real estate, these risks are similar and can be segmented into two categories. The first is systematic risk which includes all risks external to the property. The remaining risks can be categorized as nonsystematic risk and includes all risks directly related to the property. Generally, systematic risk affects the overall market as a whole and is often referred to as market risk. However, nonsystematic risk is generally more attributable to the property specifics. Nonsystematic risk can be further broken down into risk relative to the immediate neighborhood or local market with the residual risks being unique to the property.

When viewing an investment in a single property, the systematic overall market risk, the nonsystematic local market risk and the nonsystematic unique property risks must be weighed in the derivation of an appropriate risk rate (discount rate) to be applied to anticipated cash flows. The overall market risks would include such factors which effect the market as a whole. Among these factors would be the level of interest rates, the economic condition of the nation, federal tax incentives related to real estate and the expected inflation rate. Each of these factors can have a direct effect on real estate throughout the nation.

Nonsystematic local market risks are those that effect a regional area or neighborhood and are not part of the overall market risk. There are many types of possible local market risks. Some examples of local market risk include fluctuations in the local economy, changes in transportation systems, local crime rates and over building. These local market risks may be severe enough to override the effects of the overall market risk.
Property unique risks are those which effect the subject property in a manner more specific than the local market risks. Many of the property unique risks are similar to the local market risks but are more significant for the subject property. Some examples of property specific risks would include dependence on single industries or tenants, crime frequency on the property, changes in immediate traffic patterns, changes in adjacent zoning or adjacent property conditions and unanticipated capital improvement requirements. These property specific risks may have a material impact on the property but may not be reflected in the local market risks.

Investments in individual property would reflect three groups of risks including the systematic overall market risks, the nonsystematic local market risks and the nonsystematic property unique risks. However, modern portfolio theory recognizes that through investment diversification, the nonsystematic risks associated with the local market and the unique attributes of the property can be reduced. Furthermore, with sufficient diversification, a portfolio can virtually eliminate nonsystematic risk.

The benefits of portfolio diversification are reflected in the improvement of the portfolio's return-risk ratio. The return-risk ratio measures the return of the investment relative to the volatility of the return. Generally, the volatility of return is measured by the standard deviation of the return over a period of time. Therefore, the return-risk ratio is simply the return of the investment divided by the standard deviation of the return.

As an example of the application of this ratio, assume that portfolio A invests in only one type of property in one local market and experiences an average annual return of 13% over fifteen years with a standard deviation of return of 17%. The return-risk ratio is computed to be 0.76 (13% divided by 17%). Portfolio A's risk-return ratio can then be compared to the ratio of other portfolios to evaluate the level of return relative to the risk taken.

To illustrate, assume portfolio B invests in a wide variety of property types in a numerous geographical regions and only generated an annual return of 12% over fifteen years. However, the standard deviation of return was only 13%. The return-risk ratio is computed to be 0.86 (12% divided by 13%). Even though portfolio A's return exceeded portfolio B's return, the superior return was not enough to offset the increase in risk. Therefore, an investor would likely prefer an investment in Portfolio B.

It should be noted, however, that with the reduction in the volatility of returns, modern portfolio theory also recognizes that there is a reduction in the level of potential return. This is because that volatility generally provides the opportunity for added returns. This is the basis for the axiom that greater risk equals greater reward. However, an investor generally requires that the increase in risk is offset by an increase in potential return. Conversely, if an investor is looking for a lower risk, the investor would expect lower returns.

In the instant case, the discount rates selected for the appraisal of individual properties which are expected to be sold in the near future reflect all the systematic and nonsystematic risks associated with each individual property. The discount rates are derived considering overall market factors, local market factors and property unique factors. However, for those properties which are valued as real estate investments on the basis of their cash flows, the discount rate applied reflects the benefits of reduced nonsystematic risks through portfolio diversification. These benefits include the offsetting of local market risks and property unique risks of each property with the local market risks and property unique risks of the other properties in the portfolio. As a result, the volatility of returns for each property is offset by the volatility of returns of the other properties in the portfolio. The discount rates applied to the latter category of properties are derived from market data on portfolio returns, which reflect the dichotomies described above.

                                 SCHEDULE A-1

                     BALCOR EQUITY PENSION INVESTORS - III
                       (AN ILLINOIS LIMITED PARTNERSHIP)
                                 BALANCE SHEET
                                MARCH 31, 1996
                                   (AUDITED)

Assets
  Current Assets
     Cash and Cash Equivalents                      $12,587,650
     Escrow Deposits                                          0
     Accounts and Accrued Interest Receivable         1,373,997
     Prepaid Expenses                                   303,858
     Other Assets                                             0
                                                    -----------
     Total Current Assets                           $14,265,505
                                                    -----------
  Deferred Expenses, Net of accumulated
    amortization                                        186,171
                                                    -----------

  Investment in Joint Ventures with affiliates (1)   23,102,280
                                                     ----------

  Investments
     Investment in Real Estate, at Cost:
       Land                                          14,394,281
       Buildings and Improvements                    81,277,182
                                                   ------------
                                                     95,671,463
       Less accumulated depreciation                 29,985,097
                                                   ------------
         Total Investment Properties, Net
           of Accumulated Depreciation               65,686,366
                                                   ------------
     Total Assets                                  $103,240,322
                                                   ============

  Liabilities and Partners' Capital
     Escrow Liabilities                            $          0
     Accrued liabilities                                625,300
     Accounts Payable                                   212,860
     Due to Affiliates                                   48,492
     Security Deposits                                  324,341
                                                   ------------
     Total Liabilities                               $1,210,993
     Partners' Capital (Limited Partnership
       Interests Issued and
        Outstanding: 683,204)                       102,029,329
                                                   ------------
     Total Liabilities and Partners' Capital       $103,240,322
                                                   ============

(1)  Perimeter 400 Office Center reclassified.

                                 SCHEDULE A-2

                     BALCOR EQUITY PENSION INVESTORS - III
                       A REAL ESTATE LIMITED PARTNERSHIP
                       (An Illinois Limited Partnership)

                       STATEMENTS OF INCOME AND EXPENSES
                for the quarters ended March 31, 1996 and 1995
                                  (Unaudited)

                                                1996             1995
                                           --------------   --------------
Income:
  Rental                                   $   3,306,814    $   3,170,369
  Service                                        546,788          629,344
  Participation in income of joint
    ventures with affiliates                     496,138          415,293
  Interest on short-term investments             144,575          144,899
                                           --------------   --------------
    Total income                               4,494,315        4,359,905
                                           --------------   --------------
Expenses:
  Depreciation                                   746,163          742,907
  Amortization of deferred expenses               18,265           18,265
  Property operating                           1,323,492        1,157,183
  Real estate taxes                              406,811          441,489
  Property management fees                       176,359          178,006
  Administrative                                 130,591          166,102
                                           --------------   --------------
    Total expenses                             2,801,681        2,703,952
                                           --------------   --------------
Net income                                 $   1,692,634    $   1,655,953
                                           ==============   ==============
Net income allocated to General Partner    $     250,391    $     246,053
                                           ==============   ==============
Net income allocated to Limited Partners   $   1,442,243    $   1,409,900
                                           ==============   ==============
Net income per Limited Partnership Interest
    (683,204 issued and outstanding)       $        2.11    $        2.06
                                           ==============   ==============
Distribution to General Partner            $     173,708    $     173,708
                                           ==============   ==============
Distribution to Limited Partners           $   1,563,370    $   1,563,370
                                           ==============   ==============
Distribution per Limited Partnership
  Interest:
    Taxable                                $        1.75    $        1.75
                                           ==============   ==============
    Tax Exempt                             $        2.33    $        2.33
                                           ==============   ==============

                                 SCHEDULE A-3

                     BALCOR EQUITY PENSION INVESTORS - III
                       A REAL ESTATE LIMITED PARTNERSHIP
                       (An Illinois Limited Partnership)

                           STATEMENTS OF CASH FLOWS
                for the quarters ended March 31, 1996 and 1995
                                  (Unaudited)

                                                1996             1995
                                           --------------   --------------
Operating activities:
  Net income                               $   1,692,634    $   1,655,953
  Adjustments to reconcile net income to
    net cash provided by operating
    activities:
      Participation in income of joint
        ventures with affiliates                (496,138)        (415,293)
      Depreciation of properties                 746,163          742,907
      Amortization of deferred expenses           18,265           18,265
      Net change in:
        Accounts and accrued interest
          receivable                             401,124          356,073
        Prepaid expenses                         227,691          169,583
        Accounts payable                         (76,331)        (164,801)
        Due to affiliates                         18,519           38,803
        Accrued liabilities                      106,067          112,404
        Security deposits                         (4,758)          18,536
                                           --------------   --------------
  Net cash provided by operating activities    2,633,236        2,532,430
                                           --------------   --------------
Investing activities:
  Distributions from joint ventures with
    affiliates                                   411,097
  Improvements to property                                        (17,304)
                                           --------------   --------------
  Net cash provided by or used in
    investing activities                         411,097          (17,304)
                                           --------------   --------------
Financing activities:
  Distribution to Limited Partners            (1,563,370)      (1,563,370)
  Distribution to General Partner               (173,708)        (173,708)
                                           --------------   --------------
  Cash used in financing activities           (1,737,078)      (1,737,078)
                                           --------------   --------------
Net change in cash and cash equivalents        1,307,255          778,048
Cash and cash equivalents at beginning
  of period                                   11,280,395        9,862,343
                                           --------------   --------------
Cash and cash equivalents at end of period $  12,587,650    $  10,640,391
                                           ==============   ==============

              VALUATION OF THE EQUITY INVESTMENTS IN REAL ESTATE
                       AND REAL ESTATE OWNED INVESTMENTS

The value of the Equity Investments in Real Estate and the Real Estate Owned Investments is equal to the sum of the present values of the Operating Cash Flows and the Sales Proceeds. As of December 31, 1995, the Partnership had an interest in or owned ten equities: a 39.48% interest in 1275 K Street Office Building, Washington, DC, Bingham Farms Office Plaza - Phase IV, Bingham Farms, MI, Arborland Consumer Mall, Ann Arbor, MI, Belmont Apartments, King County, Renton, WA, Westlake Meadows Apartments, Lake Oswego (Portland), OR, Erindale Centre Shopping Center, Colorado Springs, CO, a 43.3% interest in Westech 360 Office Building in Austin, TX, a 21.95% interest in Perimeter 400 Center, Fulton Co., GA and Green Trails Apartments, Lisle, IL. Westech 360, Perimeter 400 Center, Ammendale Technology Park II and Green Trails Apartments were formerly classified as Real Estate Owned.

The General Partner, Balcor Equity Partners - III, has prepared individual cash flows for each property. The projected annual Operating Cash Flows from the properties have been discounted at an annual rate of 10.00% to a net present value quarterly, imputed by the straight-line method. The Agreement calls for the General Partner to receive 10.0% of the Operating Cash Flows, and the remaining 90% is allocated to the Tax-exempt and Taxable Limited Partnership Interests on the basis of 10.1360% to the Taxable Limited Partnership Interests and 89.8640% to the Tax-exempt Limited Partnership Interests.

Sales Proceeds on residential properties are calculated on the basis of the net operating cash flow less taxes and insurance, capped at 9%, less stabilized capital improvements and 2.5% sales commission. The sales proceeds for commercial properties are calculated on the basis of net operating cash flow (already net of taxes and insurance) capped at 9%, less stabilized capital improvements, tenant improvements and leasing commissions and 2.5% sales commission. The net proceeds from the sale have been discounted at an annual rate of 10.50% to a net present value. A higher risk rate of 10.50% is used for Sales Proceeds vs. a 10.00% rate for Operating Cash Flows to reflect the higher risk rate of projecting a capitalization rate deferred for several years.

As of the quarter ended December 31, 1992, all of the equities were valued on the basis of their cash flows. Prior to that quarter, Real Estate Owned Assets were valued on the basis of an independent appraisal since it was the intent to sell those assets in the near-term. As described elsewhere in this report, these assets, unless indicated otherwise, will be held to maturity. The exception is the independent appraisal conducted on Perimeter 400 in October 1995 due to the rapid improvement in market conditions in the Atlanta area.

A summary of the Cash Flows from Operations is in the following Exhibit B-1. Exhibit B-2 summarizes the calculations used to determine Excess Net Cash Proceeds where they may exist. Exhibit B-3 (2 Schedules) is the Discounted Cash Flow Analysis.

As of March 31, 1996, the total Asset Value of the ten Real Estate Investments was $135,081,377, an increase of $617,954 over the prior quarter.

                                 SCHEDULE B-1

as of:              31-Mar-96     BEPI III Cash Flow From Operations
Quarter Factor (for formula reference)  1
                                  Actual     Budget   Pro-ject   Pro-ject
                                    1994       1995       1996       1997
                              --------------------------------------------
Net Cash Receipts
Equity Investments
1275 K Street
Appraisal CF's at 3/93
        NOI B4 TI/LC/Capital   1,417,951  1,369,167  1,525,984  1,274,212
        TI/LC/Capital          1,093,444    237,054    138,913    336,323
                              --------------------------------------------
        Net Cash Receipts        324,507  1,132,113  1,387,071    937,889
Arborland
Appraisal CF's at 3/93
        NOI B4 TI/LC/Capital     821,910  1,816,216  2,781,000  2,832,000
        TI/LC/Capital             (2,750)    11,100    107,000     74,000
                              --------------------------------------------
        Net Cash Receipts        824,660  1,805,116  2,674,000  2,758,000
        Share of Cash Receipts   824,660  1,682,558  2,117,000  2,159,000
Belmont
Appraisal CF's at 3/93
        NOI B4 TI/LC/Capital     589,378    674,757    698,007    722,437
        TI/LC/Capital             94,946    157,970     90,900     90,900
                              --------------------------------------------
        Net Cash Receipts        494,432    516,787    607,107    631,537
Bingham IV
Appraisal CF's at 3/93
        NOI B4 TI/LC/Capital   1,152,076    993,654  1,489,435  1,451,250
        TI/LC/Capital            851,975    260,525     22,000    135,877
                              --------------------------------------------
        Net Cash Receipts        300,101    733,129  1,467,435  1,315,373
Erindale
Appraisal CF's at 3/93
        NOI B4 TI/LC/Capital     903,695    938,219    782,114    802,467
        TI/LC/Capital            274,732    351,119     28,357     44,583
                              --------------------------------------------
        Net Cash Receipts        628,963    587,100    753,757    757,884
Westlake Mdw.
Appraisal CF's at 3/93
        NOI B4 TI/LC/Capital     737,052    785,690    813,056    841,513
        TI/LC/Capital             88,928    160,145     72,900     72,900
                              --------------------------------------------
        Net Cash Receipts        648,124    625,545    740,156    768,613


 Total NCR-Equity Investments  3,220,787  5,277,232  7,072,526  6,570,296
                              ============================================

REO Investments
Ammendale - Phase II
Appraisal CF's at 1/94
        NOI B4 TI/LC/Capital     536,019    442,870    581,756    543,299
        TI/LC/Capital            229,748    272,792     25,646     91,513
                              --------------------------------------------
        Net Cash Receipts        306,271    170,078    556,110    451,786
Greentrails
Appraisal CF's at 3/93
        NOI B4 TI/LC/Capital   2,470,185  2,624,194  2,715,144  2,810,174
        TI/LC/Capital            172,830    177,068    176,000    176,000
                              --------------------------------------------
        Net Cash Receipts      2,297,355  2,447,126  2,539,144  2,634,174
Perimeter 400
Balcor Internal Projections
        NOI B4 TI/LC/Capital     581,496    743,891    737,287    648,948
        TI/LC/Capital            254,538    265,684    185,215    126,195
                              --------------------------------------------
        Net Cash Receipts        326,958    478,207    552,073    522,753
Westech 360
Appraisal CF's at 11/94
        NOI B4 TI/LC/Capital     334,276    408,680    617,065    660,257
        TI/LC/Capital            242,836    186,663    161,684    125,569
                              --------------------------------------------
        Net Cash Receipts         91,440    222,017    455,381    534,688



   Total NCR-REO Investments   3,022,024  3,317,428  4,102,708  4,143,401
                              ============================================

Loan Investments
NONE


   Total NCR-Loan Investments          0          0          0          0
                              ============================================

TOTAL NCR FROM INVESTMENTS     6,242,811  8,594,660 11,175,234 10,713,697

LESS: GP 7.5% Share              468,211    644,599    838,143    803,527
       Repurchase Fund @ 2.5%    156,070    214,866    279,381    267,842
                              --------------------------------------------
Net to Limited Partners @ 90%  5,618,530  7,735,194 10,057,711  9,642,327


        -------> Shaded Cash Flow numbers used for capping purpose only

                                Pro-ject   Pro-ject   Pro-ject   Pro-ject
                                    1998       1999       2000       2001
                              --------------------------------------------
Net Cash Receipts
Equity Investments
1275 K Street
Appraisal CF's at 3/93
        NOI B4 TI/LC/Capital   1,509,078  1,585,602  1,358,804  1,374,264
        TI/LC/Capital            142,164     30,162    399,744    391,138
                              --------------------------------------------
        Net Cash Receipts      1,366,914  1,555,441    959,060    983,126
Arborland
Appraisal CF's at 3/93
        NOI B4 TI/LC/Capital   2,835,000  2,916,000  2,958,000  3,026,000
        TI/LC/Capital            125,000    171,000     99,000    235,000
                              --------------------------------------------
        Net Cash Receipts      2,710,000  2,745,000  2,859,000  2,791,000
        Share of Cash Receipts 2,135,000  2,152,500  2,209,500  2,175,500
Belmont
Appraisal CF's at 3/93
        NOI B4 TI/LC/Capital     747,723    773,893    800,979    829,013
        TI/LC/Capital             90,900     90,900    107,965    111,744
                              --------------------------------------------
        Net Cash Receipts        656,823    682,993    693,014    717,269
Bingham IV
Appraisal CF's at 3/93
        NOI B4 TI/LC/Capital     646,197  1,378,067  1,383,364  1,487,586
        TI/LC/Capital            991,374     94,889    145,551          0
                              --------------------------------------------
        Net Cash Receipts       (345,177) 1,283,178  1,237,813  1,487,586
Erindale
Appraisal CF's at 3/93
        NOI B4 TI/LC/Capital     823,619    854,911    892,326    940,413
        TI/LC/Capital             25,637     46,999     64,369     41,551
                              --------------------------------------------
        Net Cash Receipts        797,982    807,912    827,957    898,862
Westlake Mdw.
Appraisal CF's at 3/93
        NOI B4 TI/LC/Capital     870,966    901,450    933,000    965,655
        TI/LC/Capital             72,900     72,900     93,511     96,784
                              --------------------------------------------
        Net Cash Receipts        798,066    828,550    839,489    868,871


 Total NCR-Equity Investments  5,409,608  7,310,574  6,766,833  7,131,214
                              ============================================

REO Investments
Ammendale - Phase II
Appraisal CF's at 1/94
        NOI B4 TI/LC/Capital     592,651    530,355    571,737    632,460
        TI/LC/Capital                  0    108,422     87,288     29,726
                              --------------------------------------------
        Net Cash Receipts        592,651    421,933    484,449    602,734
Greentrails
Appraisal CF's at 3/93
        NOI B4 TI/LC/Capital   2,908,530  3,010,329  3,115,690  3,224,739
        TI/LC/Capital            176,000    308,000    209,705    217,045
                              --------------------------------------------
        Net Cash Receipts      2,732,530  2,702,329  2,905,985  3,007,694
Perimeter 400
Balcor Internal Projections
        NOI B4 TI/LC/Capital     751,248
        TI/LC/Capital            115,723
                              --------------------------------------------
        Net Cash Receipts
Westech 360
Appraisal CF's at 11/94
        NOI B4 TI/LC/Capital     719,698    789,606
        TI/LC/Capital            170,737    212,449
                              --------------------------------------------
        Net Cash Receipts        548,962



   Total NCR-REO Investments   3,874,143  3,124,262  3,390,434  3,610,428
                              ============================================

Loan Investments
NONE


   Total NCR-Loan Investments          0          0          0          0
                              ============================================

TOTAL NCR FROM INVESTMENTS     9,283,751 10,434,836 10,157,267 10,741,642

LESS: GP 7.5% Share              696,281    782,613    761,795    805,623
       Repurchase Fund @ 2.5%    232,094    260,871    253,932    268,541
                              --------------------------------------------
Net to Limited Partners @ 90%  8,355,376  9,391,352  9,141,541  9,667,478

                                Pro-ject   Pro-ject   Pro-ject   Pro-ject
                                    2002       2003       2004       2005
                              --------------------------------------------
Net Cash Receipts
Equity Investments
1275 K Street
Appraisal CF's at 3/93
        NOI B4 TI/LC/Capital   1,664,330  1,784,604  1,457,279
        TI/LC/Capital            176,152     66,287    509,036
                              --------------------------------------------
        Net Cash Receipts      1,488,178
Arborland
Appraisal CF's at 3/93
        NOI B4 TI/LC/Capital   3,174,000  3,289,000  3,304,000  3,624,000
        TI/LC/Capital            131,000    290,000    862,000    392,000
                              --------------------------------------------
        Net Cash Receipts      3,043,000
        Share of Cash Receipts 2,301,500
Belmont
Appraisal CF's at 3/93
        NOI B4 TI/LC/Capital     858,029    888,060
        TI/LC/Capital            115,655    119,703
                              --------------------------------------------
        Net Cash Receipts        742,374
Bingham IV
Appraisal CF's at 3/93
        NOI B4 TI/LC/Capital   1,484,649    670,067  1,864,305  1,882,542
        TI/LC/Capital             12,332  1,122,952    107,572    165,074
                              --------------------------------------------
        Net Cash Receipts      1,472,317   (452,885)
Erindale
Appraisal CF's at 3/93
        NOI B4 TI/LC/Capital     974,973  1,003,197
        TI/LC/Capital             51,683     29,720
                              --------------------------------------------
        Net Cash Receipts        923,290
Westlake Mdw.
Appraisal CF's at 3/93
        NOI B4 TI/LC/Capital     999,453  1,034,434
        TI/LC/Capital            100,172    103,678
                              --------------------------------------------
        Net Cash Receipts        899,281


 Total NCR-Equity Investments  7,826,940   (452,885)         0          0
                              ============================================

REO Investments
Ammendale - Phase II
Appraisal CF's at 1/94
        NOI B4 TI/LC/Capital     601,763    692,324
        TI/LC/Capital             63,621     64,404
                              --------------------------------------------
        Net Cash Receipts        538,142
Greentrails
Appraisal CF's at 3/93
        NOI B4 TI/LC/Capital   3,337,605  3,454,421
        TI/LC/Capital            224,641    232,504
                              --------------------------------------------
        Net Cash Receipts      3,112,964
Perimeter 400
Balcor Internal Projections
        NOI B4 TI/LC/Capital
        TI/LC/Capital
                              --------------------------------------------
        Net Cash Receipts
Westech 360
Appraisal CF's at 11/94
        NOI B4 TI/LC/Capital
        TI/LC/Capital
                              --------------------------------------------
        Net Cash Receipts



   Total NCR-REO Investments   3,651,106          0          0          0
                              ============================================

Loan Investments
NONE


   Total NCR-Loan Investments          0          0          0          0
                              ============================================

TOTAL NCR FROM INVESTMENTS    11,478,046   (452,885)         0          0

LESS: GP 7.5% Share              860,853    (33,966)         0          0
       Repurchase Fund @ 2.5%    286,951    (11,322)         0          0
                              --------------------------------------------
Net to Limited Partners @ 90% 10,330,241   (407,597)         0          0

                                Pro-ject   Pro-ject   Pro-ject
                                    2006       2007       2008
                              ---------------------------------
Net Cash Receipts
Equity Investments
1275 K Street
Appraisal CF's at 3/93
        NOI B4 TI/LC/Capital
        TI/LC/Capital
                              ---------------------------------
        Net Cash Receipts
Arborland
Appraisal CF's at 3/93
        NOI B4 TI/LC/Capital   3,835,000  3,960,000
        TI/LC/Capital            157,000    113,000
                              ---------------------------------
        Net Cash Receipts
        Share of Cash Receipts
Belmont
Appraisal CF's at 3/93
        NOI B4 TI/LC/Capital
        TI/LC/Capital
                              ---------------------------------
        Net Cash Receipts
Bingham IV
Appraisal CF's at 3/93
        NOI B4 TI/LC/Capital   2,002,438
        TI/LC/Capital                  0
                              ---------------------------------
        Net Cash Receipts
Erindale
Appraisal CF's at 3/93
        NOI B4 TI/LC/Capital
        TI/LC/Capital
                              ---------------------------------
        Net Cash Receipts
Westlake Mdw.
Appraisal CF's at 3/93
        NOI B4 TI/LC/Capital
        TI/LC/Capital
                              ---------------------------------
        Net Cash Receipts


 Total NCR-Equity Investments          0          0          0
                              =================================

REO Investments
Ammendale - Phase II
Appraisal CF's at 1/94
        NOI B4 TI/LC/Capital
        TI/LC/Capital
                              ---------------------------------
        Net Cash Receipts
Greentrails
Appraisal CF's at 3/93
        NOI B4 TI/LC/Capital
        TI/LC/Capital
                              ---------------------------------
        Net Cash Receipts
Perimeter 400
Balcor Internal Projections
        NOI B4 TI/LC/Capital
        TI/LC/Capital
                              ---------------------------------
        Net Cash Receipts
Westech 360
Appraisal CF's at 11/94
        NOI B4 TI/LC/Capital
        TI/LC/Capital
                              ---------------------------------
        Net Cash Receipts



   Total NCR-REO Investments           0          0          0
                              =================================

Loan Investments
NONE


   Total NCR-Loan Investments          0          0          0
                              =================================

TOTAL NCR FROM INVESTMENTS             0          0          0

LESS: GP 7.5% Share                    0          0          0
       Repurchase Fund @ 2.5%          0          0          0
                              ---------------------------------
Net to Limited Partners @ 90%          0          0          0

                              Asset PV as of
                               31-Mar-96
                              -----------
Net Cash Receipts
Equity Investments
1275 K Street
Appraisal CF's at 3/93
        NOI B4 TI/LC/Capital   5,857,460     NCR PV
        TI/LC/Capital          9,811,103 Residual PV
                              -----------
        Net Cash Receipts     15,668,563 Asset Value
Arborland
Appraisal CF's at 3/93
        NOI B4 TI/LC/Capital  10,317,409     NCR PV
        TI/LC/Capital         14,458,079 Residual PV
                              -----------
        Net Cash Receipts
        Share of Cash Receipts24,775,488 Asset Value
Belmont
Appraisal CF's at 3/93
        NOI B4 TI/LC/Capital   3,184,356     NCR PV
        TI/LC/Capital          4,838,073 Residual PV
                              -----------
        Net Cash Receipts      8,022,429 Asset Value
Bingham IV
Appraisal CF's at 3/93
        NOI B4 TI/LC/Capital   4,970,205     NCR PV
        TI/LC/Capital          9,257,697 Residual PV
                              -----------
        Net Cash Receipts     14,227,902 Asset Value
Erindale
Appraisal CF's at 3/93
        NOI B4 TI/LC/Capital   3,874,968     NCR PV
        TI/LC/Capital          5,519,053 Residual PV
                              -----------
        Net Cash Receipts      9,394,021 Asset Value
Westlake Mdw.
Appraisal CF's at 3/93
        NOI B4 TI/LC/Capital   3,866,437     NCR PV
        TI/LC/Capital          5,653,713 Residual PV
                              -----------
        Net Cash Receipts      9,520,150 Asset Value


 Total NCR-Equity Investments

REO Investments
Ammendale - Phase II
Appraisal CF's at 1/94
        NOI B4 TI/LC/Capital   2,459,068     NCR PV
        TI/LC/Capital          3,786,445 Residual PV
                              -----------
        Net Cash Receipts      6,245,513 Asset Value
Greentrails
Appraisal CF's at 3/93
        NOI B4 TI/LC/Capital  13,206,703     NCR PV
        TI/LC/Capital         18,938,094 Residual PV
                              -----------
        Net Cash Receipts     32,144,797 Asset Value
Perimeter 400
Balcor Internal Projections
        NOI B4 TI/LC/Capital     827,241     NCR PV
        TI/LC/Capital          6,730,428 Residual PV
                              -----------
        Net Cash Receipts      7,557,669 Asset Value
Westech 360
Appraisal CF's at 11/94
        NOI B4 TI/LC/Capital   1,191,910     NCR PV
        TI/LC/Capital          6,332,934 Residual PV
                              -----------
        Net Cash Receipts      7,524,845 Asset Value

                                 SCHEDULE B-2

CAP RATE @             9.00%
            Sale Commission : 2.5%
Sale Activity                      1994        1995      1996        1997
                            ----------------------------------------------
1275 K Street
            Sales Price
 19,875,747 Orig Cap Invest
                            ----------------------------------------------
            Excess NCP                0           0         0           0

Arborland   Sales Price
 21,080,887 Orig Cap Invest
                            ----------------------------------------------
            Excess NCP                0           0         0           0

Belmont     Sales Price
  8,726,132 Orig Cap Invest
                            ----------------------------------------------
            Excess NCP                0           0         0           0

Bingham IV  Sales Price
 18,975,278 Orig Cap Invest
                            ----------------------------------------------
            Excess NCP                0           0         0           0

Erindale    Sales Price
 17,667,155 Orig Cap Invest
                            ----------------------------------------------
            Excess NCP                0           0         0           0

Westlake Mdw.
            Sales Price
  8,491,243 Orig Cap Invest
                            ----------------------------------------------
            Excess NCP                0           0         0           0

Total Capital Invested
            Capital Invested          0           0         0           0
 94,816,442 Sale Proceeds             0           0         0           0
            Return of Cap             0           0         0           0
            Excess NCP                0           0         0           0
            Deficiency NCP            0           0         0           0

Sale Activity - REO

Ammendale - Phase II
            Sales Price
  8,121,488 Cap Invest
                            ----------------------------------------------
            Excess NCR                0           0         0           0

Greentrails Sales Price

 26,803,919 Cap Invest
                            ----------------------------------------------
            Excess NCR                0           0         0           0

Perimeter 400
            Sales Price                                         8,022,797
  8,163,210 Cap Invest                                          8,163,210
                            ----------------------------------------------
            Excess NCR                0           0         0    (140,413)

Westech 360 Sales Price
 10,745,199 Cap Invest
                            ----------------------------------------------
            Excess NCR                0           0         0           0

Total Capital Invested
            Capital Invested          0           0         0   8,163,210
            Sale Proceeds             0           0         0   8,022,797
 53,833,816 Return of Cap             0           0         0   8,022,797
            Excess NCR                0           0         0           0
            Deficiency NCP            0           0         0    (140,413)

Loan Repayments
None        Balloon
            Amortized Principal


Capital Returned From
   Loan Investments                   0           0         0           0
Total Return of Capital               0           0         0   8,022,797
Total Excess NCP                      0           0         0           0
Total Excess NCR                      0           0         0           0

* - Formula nets out $6,948,240 of Sale Proceeds allocated to J.V Partner.





Sale Activity                      1998        1999      2000        2001
                            ----------------------------------------------
1275 K Street
            Sales Price
 19,875,747 Orig Cap Invest
                            ----------------------------------------------
            Excess NCP                0           0         0           0

Arborland   Sales Price
 21,080,887 Orig Cap Invest
                            ----------------------------------------------
            Excess NCP                0           0         0           0

Belmont     Sales Price
  8,726,132 Orig Cap Invest
                            ----------------------------------------------
            Excess NCP                0           0         0           0

Bingham IV  Sales Price
 18,975,278 Orig Cap Invest
                            ----------------------------------------------
            Excess NCP                0           0         0           0

Erindale    Sales Price
 17,667,155 Orig Cap Invest
                            ----------------------------------------------
            Excess NCP                0           0         0           0

Westlake Mdw.
            Sales Price
  8,491,243 Orig Cap Invest
                            ----------------------------------------------
            Excess NCP                0           0         0           0

Total Capital Invested
            Capital Invested          0           0         0           0
 94,816,442 Sale Proceeds             0           0         0           0
            Return of Cap             0           0         0           0
            Excess NCP                0           0         0           0
            Deficiency NCP            0           0         0           0

Sale Activity - REO

Ammendale - Phase II
            Sales Price
  8,121,488 Cap Invest
                            ----------------------------------------------
            Excess NCR                0           0         0           0

Greentrails Sales Price

 26,803,919 Cap Invest
                            ----------------------------------------------
            Excess NCR                0           0         0           0

Perimeter 400
            Sales Price
  8,163,210 Cap Invest
                            ----------------------------------------------
            Excess NCR                0           0         0           0

Westech 360 Sales Price       8,341,619
 10,745,199 Cap Invest       10,745,199
                            ----------------------------------------------
            Excess NCR       (2,403,580)          0         0           0

Total Capital Invested
            Capital Invested 10,745,199           0         0           0
            Sale Proceeds     8,341,619           0         0           0
 53,833,816 Return of Cap     8,341,619           0         0           0
            Excess NCR                0           0         0           0
            Deficiency NCP   (2,403,580)          0         0           0

Loan Repayments
None        Balloon
            Amortized Principal


Capital Returned From
   Loan Investments                   0           0         0           0
Total Return of Capital       8,341,619           0         0           0
Total Excess NCP                      0           0         0           0
Total Excess NCR                      0           0         0           0







Sale Activity                      2002        2003      2004        2005
                            ----------------------------------------------
1275 K Street
            Sales Price      19,266,921
 19,875,747 Orig Cap Invest  19,875,747
                            ----------------------------------------------
            Excess NCP         (608,826)          0         0           0

Arborland   Sales Price      28,392,593
 21,080,887 Orig Cap Invest  21,080,887
                            ----------------------------------------------
            Excess NCP        7,311,706           0         0           0

Belmont     Sales Price       9,500,947
  8,726,132 Orig Cap Invest   8,726,132
                            ----------------------------------------------
            Excess NCP          774,815           0         0           0

Bingham IV  Sales Price                  20,089,066
 18,975,278 Orig Cap Invest              18,975,278
                            ----------------------------------------------
            Excess NCP                0   1,113,788         0           0

Erindale    Sales Price      10,838,248
 17,667,155 Orig Cap Invest  17,667,155
                            ----------------------------------------------
            Excess NCP       (6,828,908)          0         0           0

Westlake Mdw.
            Sales Price      11,102,690
  8,491,243 Orig Cap Invest   8,491,243
                            ----------------------------------------------
            Excess NCP        2,611,447           0         0           0

Total Capital Invested
            Capital Invested 75,841,164  18,975,278         0           0
 94,816,442 Sale Proceeds    79,101,399  20,089,066         0           0
            Return of Cap    75,841,164  18,975,278         0           0
            Excess NCP        3,260,235   1,113,788         0           0
            Deficiency NCP            0           0         0           0

Sale Activity - REO

Ammendale - Phase II
            Sales Price       7,435,773
  8,121,488 Cap Invest        8,121,488
                            ----------------------------------------------
            Excess NCR         (685,715)          0         0           0

Greentrails Sales Price      37,190,390

 26,803,919 Cap Invest       26,803,919
                            ----------------------------------------------
            Excess NCR       10,386,471           0         0           0

Perimeter 400
            Sales Price
  8,163,210 Cap Invest
                            ----------------------------------------------
            Excess NCR                0           0         0           0

Westech 360 Sales Price
 10,745,199 Cap Invest
                            ----------------------------------------------
            Excess NCR                0           0         0           0

Total Capital Invested
            Capital Invested 34,925,407           0         0           0
            Sale Proceeds    44,626,163           0         0           0
 53,833,816 Return of Cap    34,239,692           0         0           0
            Excess NCR       10,386,471           0         0           0
            Deficiency NCP     (685,715)          0         0           0

Loan Repayments
None        Balloon
            Amortized Principal


Capital Returned From
   Loan Investments                   0           0         0           0
Total Return of Capital     110,766,571  18,975,278         0           0
Total Excess NCP              2,574,520   1,113,788         0           0
Total Excess NCR             10,386,471           0         0           0

Sale Activity                      2006        2007
                            ------------------------
1275 K Street
            Sales Price
 19,875,747 Orig Cap Invest
                            ------------------------
            Excess NCP                0           0

Arborland   Sales Price
 21,080,887 Orig Cap Invest
                            ------------------------
            Excess NCP                0           0

Belmont     Sales Price
  8,726,132 Orig Cap Invest
                            ------------------------
            Excess NCP                0           0

Bingham IV  Sales Price
 18,975,278 Orig Cap Invest
                            ------------------------
            Excess NCP                0           0

Erindale    Sales Price
 17,667,155 Orig Cap Invest
                            ------------------------
            Excess NCP                0           0

Westlake Mdw.
            Sales Price
  8,491,243 Orig Cap Invest
                            ------------------------
            Excess NCP                0           0

Total Capital Invested
            Capital Invested          0           0
 94,816,442 Sale Proceeds             0           0
            Return of Cap             0           0
            Excess NCP                0           0
            Deficiency NCP            0           0

Sale Activity - REO

Ammendale - Phase II
            Sales Price
  8,121,488 Cap Invest
                            ------------------------
            Excess NCR                0           0

Greentrails Sales Price

 26,803,919 Cap Invest
                            ------------------------
            Excess NCR                0           0

Perimeter 400
            Sales Price
  8,163,210 Cap Invest
                            ------------------------
            Excess NCR                0           0

Westech 360 Sales Price
 10,745,199 Cap Invest
                            ------------------------
            Excess NCR                0           0

Total Capital Invested
            Capital Invested          0           0
            Sale Proceeds             0           0
 53,833,816 Return of Cap             0           0
            Excess NCR                0           0
            Deficiency NCP            0           0

Loan Repayments
None        Balloon
            Amortized Principal


Capital Returned From
   Loan Investments                   0           0
Total Return of Capital               0           0
Total Excess NCP                      0           0
Total Excess NCR                      0           0

                                 SCHEDULE B-3

NCR ALLOCATION PERCENTAGES            NCP ALLOCATION PERCENTAGES
Tax-Exempt     94.4949%               Tax-Exempt      92.8089%
Taxable         5.5051%               Taxable          7.1911%
              ---------                           ------------
                100.00%                                100.00%



                       BEPI III Discounted Cash Flow Analysis

                                             1996        1997        1998
                                      ------------------------------------
EQUITY NCR ALLOCATION
Equity Cash Flow after
   TI/LC/Capital (NCR)                  7,072,526   6,570,296   5,409,608

Tax-Exempt Share of 90% Cash Flow(NCR)  6,014,859   5,587,735   4,600,624
Discounted @     10.00%                27,274,773  24,809,237  21,702,425
 per unit                                   43.02       39.13       34.23

Taxable Share of 90% Cash Flow (NCR)      350,415     325,531     268,024
Discounted @     10.00%                 1,588,978   1,445,341   1,264,344
 per unit                                   32.34       29.42       25.73


REO NCR ALLOCATION
LOAN/REO Cash Flow after
   TI/LC/Capital (NCR)                  4,102,708   4,143,401   3,874,143

Tax-Exempt Share of 90% Cash Flow(NCR)  3,489,165   3,523,772   3,294,781
Discounted @     10.00%                15,040,215  13,551,358  11,382,721
 per unit                                   23.72       21.37       17.95

Taxable Share of 90% Cash Flow (NCR)      203,272     205,289     191,948
Discounted @     10.00%                   876,215     789,477     663,137
 per unit                                   17.83       16.07       13.50

LOAN NCR ALLOCATION
LOAN Cash Flow after
   TI/LC/Capital (NCR)                          0           0           0

Tax-Exempt Share of 90% Cash Flow(NCR)          0           0           0
Discounted @     10.00%                         0           0           0
 per unit                                    0.00        0.00        0.00

Taxable Share of 90% Cash Flow (NCR)            0           0           0
Discounted @     10.00%                         0           0           0
 per unit                                    0.00        0.00        0.00


TOTAL NCR ALLOCATION (PER UNIT)
Tax-Exempt Share                            66.74       60.50       52.18
Taxable Share                               50.18       45.49       39.23

DISCOUNTED NCP ALLOCATION
Discounted @     10.50%

NET CAPITAL RETURNED ON LOAN PAYOFFS            0           0           0
Tax-Exempt Share of NCP                         0           0           0
 per unit                                    0.00        0.00        0.00

NET CAPITAL RETURNED ON LOAN PAYOFFS            0           0           0
Taxable Share of NCP                            0           0           0
 per unit                                    0.00        0.00        0.00

NET CAPITAL TO RETURN                           0   8,022,797   8,341,619
Tax-Exempt Share of NCP                75,869,809  81,844,556  82,415,438
 per unit                                  119.65      129.08      129.98

NET CAPITAL TO RETURN                           0           0           0
Taxable Share of Cash Flow (NCP)        4,166,810   4,494,947   4,966,916
 per unit                                   84.81       91.49      101.10


TOTAL NCP ALLOCATION (PER UNIT)
Tax-Exempt Share                           119.65      129.08      129.98
Taxable Share                               84.81       91.49      101.10



EXCESS NET CASH PROCEEDS (EQUITY)               0           0           0
Discounted @     10.50%                         0           0           0

Tax-Exempt Share of NCP                         0           0           0
  per unit                                   0.00        0.00        0.00

Taxable Share of NCP                            0           0           0
  per unit                                   0.00        0.00        0.00

EXCESS NET CASH RECEIPTS (LOANS/REOS)           0           0           0
Discounted @     10.50%                 5,289,000   5,705,508   6,304,587

Tax-Exempt Share of 90% NCR             4,498,051   4,852,273   5,361,762
  per unit                                   7.09        7.65        8.46

Taxable Share of 90% NCR                  262,048     282,685     312,366
  per unit                                   5.33        5.75        6.36


TOTAL NCR & NCP ALLOCATION (PER UNIT)
Tax-Exempt Share                           193.48      197.23      190.61
Taxable Share                              140.32      142.73      146.69

                                             1999        2000        2001
                                      ------------------------------------
EQUITY NCR ALLOCATION
Equity Cash Flow after
   TI/LC/Capital (NCR)                  7,310,574   6,766,833   7,131,214

Tax-Exempt Share of 90% Cash Flow(NCR)  6,217,308   5,754,881   6,064,770
Discounted @     10.00%                19,272,044  14,981,941  10,725,254
 per unit                                   30.39       23.63       16.91

Taxable Share of 90% Cash Flow (NCR)      362,209     335,269     353,322
Discounted @     10.00%                 1,122,754     872,820     624,834
 per unit                                   22.85       17.77       12.72


REO NCR ALLOCATION
LOAN/REO Cash Flow after
   TI/LC/Capital (NCR)                  3,124,262   3,390,434   3,610,428

Tax-Exempt Share of 90% Cash Flow(NCR)  2,657,041   2,883,408   3,070,503
Discounted @     10.00%                 9,226,213   7,491,793   5,357,563
 per unit                                   14.55       11.82        8.45

Taxable Share of 90% Cash Flow (NCR)      154,794     167,982     178,882
Discounted @     10.00%                   537,502     436,458     312,122
 per unit                                   10.94        8.88        6.35

LOAN NCR ALLOCATION
LOAN Cash Flow after
   TI/LC/Capital (NCR)                          0           0           0

Tax-Exempt Share of 90% Cash Flow(NCR)          0           0           0
Discounted @     10.00%                         0           0           0
 per unit                                    0.00        0.00        0.00

Taxable Share of 90% Cash Flow (NCR)            0           0           0
Discounted @     10.00%                         0           0           0
 per unit                                    0.00        0.00        0.00


TOTAL NCR ALLOCATION (PER UNIT)
Tax-Exempt Share                            44.94       35.44       25.36
Taxable Share                               33.79       26.65       19.07



DISCOUNTED NCP ALLOCATION
Discounted @     10.50%

NET CAPITAL RETURNED ON LOAN PAYOFFS            0           0           0
Tax-Exempt Share of NCP                         0           0           0
 per unit                                    0.00        0.00        0.00

NET CAPITAL RETURNED ON LOAN PAYOFFS            0           0           0
Taxable Share of NCP                            0           0           0
 per unit                                    0.00        0.00        0.00

NET CAPITAL TO RETURN                           0           0           0
Tax-Exempt Share of NCP                82,727,441  91,413,822 101,012,273
 per unit                                  130.47      144.17      159.31

NET CAPITAL TO RETURN                           0           0           0
Taxable Share of Cash Flow (NCP)        5,488,442   6,064,729   6,701,525
 per unit                                  111.71      123.44      136.40


TOTAL NCP ALLOCATION (PER UNIT)
Tax-Exempt Share                           130.47      144.17      159.31
Taxable Share                              111.71      123.44      136.40



EXCESS NET CASH PROCEEDS (EQUITY)               0           0           0
Discounted @     10.50%                         0           0           0

Tax-Exempt Share of NCP                         0           0           0
  per unit                                   0.00        0.00        0.00

Taxable Share of NCP                            0           0           0
  per unit                                   0.00        0.00        0.00

EXCESS NET CASH RECEIPTS (LOANS/REOS)           0           0           0
Discounted @     10.50%                 6,966,568   7,698,058   8,506,354

Tax-Exempt Share of 90% NCR             5,924,747   6,546,845   7,234,264
  per unit                                   9.34       10.33       11.41

Taxable Share of 90% NCR                  345,165     381,407     421,455
  per unit                                   7.03        7.76        8.58


TOTAL NCR & NCP ALLOCATION (PER UNIT)
Tax-Exempt Share                           184.76      189.94      196.08
Taxable Share                              152.53      157.85      164.05




                                             2002        2003        2004
                                      ------------------------------------
EQUITY NCR ALLOCATION
Equity Cash Flow after
   TI/LC/Capital (NCR)                  7,826,940    (452,885)          0

Tax-Exempt Share of 90% Cash Flow(NCR)  6,656,453    (385,158)          0
Discounted @     10.00%                 5,733,009    (350,144)          0
 per unit                                    9.04       (0.55)       0.00

Taxable Share of 90% Cash Flow (NCR)      387,793     (22,439)          0
Discounted @     10.00%                   333,995     (20,399)          0
 per unit                                    6.80       (0.42)       0.00

REO NCR ALLOCATION
LOAN/REO Cash Flow after TI/LC/Capital  3,651,106           0           0

Tax-Exempt Share of 90% Cash Flow(NCR)  3,105,098           0           0
Discounted @     10.00%                 2,822,816           0           0
 per unit                                    4.45        0.00        0.00

Taxable Share of 90% Cash Flow (NCR)      180,897           0           0
Discounted @     10.00%                   164,452           0           0
 per unit                                    3.35        0.00        0.00

LOAN NCR ALLOCATION
LOAN Cash Flow after
   TI/LC/Capital (NCR)                          0           0           0

Tax-Exempt Share of 90% Cash Flow(NCR)          0           0           0
Discounted @     10.00%                         0           0           0
 per unit                                    0.00        0.00        0.00

Taxable Share of 90% Cash Flow (NCR)            0           0           0
Discounted @     10.00%                         0           0           0
 per unit                                    0.00        0.00        0.00


TOTAL NCR ALLOCATION (PER UNIT)
Tax-Exempt Share                            13.49       (0.55)       0.00
Taxable Share                               10.15       (0.42)       0.00



DISCOUNTED NCP ALLOCATION
Discounted @     10.50%

NET CAPITAL RETURNED ON LOAN PAYOFFS            0           0           0
Tax-Exempt Share of NCP                         0           0           0
 per unit                                    0.00        0.00        0.00

NET CAPITAL RETURNED ON LOAN PAYOFFS            0           0           0
Taxable Share of NCP                            0           0           0
 per unit                                    0.00        0.00        0.00

NET CAPITAL TO RETURN                 113,341,091  11,047,149           0
Tax-Exempt Share of NCP               111,618,562   9,997,420           0
 per unit                                  176.03       15.77        0.00

NET CAPITAL TO RETURN                           0   9,041,916           0
Taxable Share of Cash Flow (NCP)        7,405,185   8,182,730           0
 per unit                                  150.73      166.55        0.00


TOTAL NCP ALLOCATION (PER UNIT)
Tax-Exempt Share                           176.03       15.77        0.00
Taxable Share                              150.73      166.55        0.00

EXCESS NET CASH PROCEEDS (EQUITY)               0           0           0
Discounted @     10.50%                         0           0           0

Tax-Exempt Share of NCP                         0           0           0
  per unit                                   0.00        0.00        0.00

Taxable Share of NCP                            0           0           0
  per unit                                   0.00        0.00        0.00

EXCESS NET CASH RECEIPTS (LOANS/REOS)  10,386,471           0           0
Discounted @     10.50%                 9,399,521           0           0

Tax-Exempt Share of 90% NCR             7,993,862           0           0
  per unit                                  12.61        0.00        0.00

Taxable Share of 90% NCR                  465,708           0           0
  per unit                                   9.48        0.00        0.00


TOTAL NCR & NCP ALLOCATION (PER UNIT)
Tax-Exempt Share                           202.13       15.21        0.00
Taxable Share                              170.35      166.14        0.00


                                             2005        2006        2007
                                      ------------------------------------
EQUITY NCR ALLOCATION
Equity Cash Flow after
   TI/LC/Capital (NCR)                          0           0           0

Tax-Exempt Share of 90% Cash Flow(NCR)          0           0           0
Discounted @     10.00%                         0           0           0
 per unit                                    0.00        0.00        0.00

Taxable Share of 90% Cash Flow (NCR)            0           0           0
Discounted @     10.00%                         0           0           0
 per unit                                    0.00        0.00        0.00


REO NCR ALLOCATION
LOAN/REO Cash Flow after
   TI/LC/Capital (NCR)                          0           0           0

Tax-Exempt Share of 90% Cash Flow(NCR)          0           0           0
Discounted @     10.00%                         0           0           0
 per unit                                    0.00        0.00        0.00

Taxable Share of 90% Cash Flow (NCR)            0           0           0
Discounted @     10.00%                         0           0           0
 per unit                                    0.00        0.00        0.00

LOAN NCR ALLOCATION
LOAN Cash Flow after
   TI/LC/Capital (NCR)                          0           0           0

Tax-Exempt Share of 90% Cash Flow(NCR)          0           0           0
Discounted @     10.00%                         0           0           0
 per unit                                    0.00        0.00        0.00

Taxable Share of 90% Cash Flow (NCR)            0           0           0
Discounted @     10.00%                         0           0           0
 per unit                                    0.00        0.00        0.00


TOTAL NCR ALLOCATION (PER UNIT)
Tax-Exempt Share                             0.00        0.00        0.00
Taxable Share                                0.00        0.00        0.00



DISCOUNTED NCP ALLOCATION
Discounted @     10.50%

NET CAPITAL RETURNED ON LOAN PAYOFFS            0           0           0
Tax-Exempt Share of NCP                         0           0           0
 per unit                                    0.00        0.00        0.00

NET CAPITAL RETURNED ON LOAN PAYOFFS            0           0           0
Taxable Share of NCP                            0           0           0
 per unit                                    0.00        0.00        0.00

NET CAPITAL TO RETURN                           0           0           0
Tax-Exempt Share of NCP                         0           0           0
 per unit                                    0.00        0.00        0.00

NET CAPITAL TO RETURN                           0           0           0
Taxable Share of Cash Flow (NCP)                0           0           0
 per unit                                    0.00        0.00        0.00


TOTAL NCP ALLOCATION (PER UNIT)
Tax-Exempt Share                             0.00        0.00        0.00
Taxable Share                                0.00        0.00        0.00



EXCESS NET CASH PROCEEDS (EQUITY)               0           0           0
Discounted @     10.50%                         0           0           0

Tax-Exempt Share of NCP                         0           0           0
  per unit                                   0.00        0.00        0.00

Taxable Share of NCP                            0           0           0
  per unit                                   0.00        0.00        0.00

EXCESS NET CASH RECEIPTS (LOANS/REOS)           0           0           0
Discounted @     10.50%                         0           0           0

Tax-Exempt Share of 90% NCR                     0           0           0
  per unit                                   0.00        0.00        0.00

Taxable Share of 90% NCR                        0           0           0
  per unit                                   0.00        0.00        0.00


TOTAL NCR & NCP ALLOCATION (PER UNIT)
Tax-Exempt Share                             0.00        0.00        0.00
Taxable Share                                0.00        0.00        0.00


                                             2008
                                      ------------
EQUITY NCR ALLOCATION
Equity Cash Flow after
   TI/LC/Capital (NCR)                          0

Tax-Exempt Share of 90% Cash Flow(NCR)          0
Discounted @     10.00%                         0
 per unit                                    0.00

Taxable Share of 90% Cash Flow (NCR)            0
Discounted @     10.00%                         0
 per unit                                    0.00


REO NCR ALLOCATION
LOAN/REO Cash Flow after
   TI/LC/Capital (NCR)                          0

Tax-Exempt Share of 90% Cash Flow(NCR)          0
Discounted @     10.00%                         0
 per unit                                    0.00

Taxable Share of 90% Cash Flow (NCR)            0
Discounted @     10.00%                         0
 per unit                                    0.00

LOAN NCR ALLOCATION
LOAN Cash Flow after
   TI/LC/Capital (NCR)                          0

Tax-Exempt Share of 90% Cash Flow(NCR)          0
Discounted @     10.00%                         0
 per unit                                    0.00

Taxable Share of 90% Cash Flow (NCR)            0
Discounted @     10.00%                         0
 per unit                                    0.00


TOTAL NCR ALLOCATION (PER UNIT)
Tax-Exempt Share                             0.00
Taxable Share                                0.00



DISCOUNTED NCP ALLOCATION
Discounted @     10.50%

NET CAPITAL RETURNED ON LOAN PAYOFFS            0
Tax-Exempt Share of NCP                         0
 per unit                                    0.00

NET CAPITAL RETURNED ON LOAN PAYOFFS            0
Taxable Share of NCP                            0
 per unit                                    0.00

NET CAPITAL TO RETURN                           0
Tax-Exempt Share of NCP                         0
 per unit                                    0.00

NET CAPITAL TO RETURN                           0
Taxable Share of Cash Flow (NCP)                0
 per unit                                    0.00


TOTAL NCP ALLOCATION (PER UNIT)
Tax-Exempt Share                             0.00
Taxable Share                                0.00



EXCESS NET CASH PROCEEDS (EQUITY)               0
Discounted @     10.50%                         0

Tax-Exempt Share of NCP                         0
  per unit                                   0.00

Taxable Share of NCP                            0
  per unit                                   0.00

EXCESS NET CASH RECEIPTS (LOANS/REOS)           0
Discounted @     10.50%                         0

Tax-Exempt Share of 90% NCR                     0
  per unit                                   0.00

Taxable Share of 90% NCR                        0
  per unit                                   0.00


TOTAL NCR & NCP ALLOCATION (PER UNIT)
Tax-Exempt Share                             0.00
Taxable Share                                0.00

                  BEPI III Discounted Cash Flow Analysis (con't.)
                                    1996       1997       1998       1999
                              --------------------------------------------
CASH BALANCES
Working Capital
Contingency Reserves
  SUBTOTAL WC & CR
Undistributed NCR
  Fund Expenses
  SUBTOTAL UNDISTRIBUTED NCR
TOTAL CASH

Short-Term
  Interest @ 4.00%               535,038    535,038    535,038    535,038
Fund Expenses

DISCOUNTED CASH BALANCES
Discount     4.00%
NCP (Working Capital
  & Reserves)                          0          0          0          0

                                       0          0          0          0
Tax-Exempt Share of NCP        1,520,185  1,565,791  1,628,422  1,693,559
per unit                            2.40       2.47       2.57       2.67

                                       0          0          0          0
Taxable Share of NCP           1,244,247  1,281,575  1,332,838  1,386,151
per unit                           25.33      26.09      27.13      28.21


NCR (Undistributed NCR)        7,104,136  7,317,260  7,609,950  7,914,348
LESS: Fund Expenses                    0          0          0          0
NCR (Short-Term Interest)      3,507,385  3,211,328  2,804,743  2,381,895
TOTAL NCR                     10,611,521 10,528,588 10,414,694 10,296,243
Less: GP 10% Share             1,061,152  1,052,859  1,041,469  1,029,624
Net to Limited Partners        9,550,369  9,475,729  9,373,224  9,266,619


Tax-Exempt Share of NCR        9,024,612  8,954,081  8,857,219  8,756,482
per unit                           14.23      14.12      13.97      13.81

Taxable Share of NCR             525,757    521,648    516,005    510,137
per unit                           10.70      10.62      10.50      10.38

LOAN FEES                        128,173     70,597          0
(straight-line amortization)

OFFERING EXPENSES              1,747,625  1,083,665    541,833    135,458
(straight-line amortization)
TOTAL                          1,875,798  1,154,262    541,833    135,458


FEES & OFF EXP (PER UNIT)
Tax-Exempt Share                    2.75       1.69       0.79       0.20
Taxable Share                       2.75       1.69       0.79       0.20

REPURCHASE FUND                        0          0          0          0
Discounted  10.00%             5,268,510  5,663,649  6,230,013  6,853,015

Tax-Exempt Share                       0          0          0          0
Discounted                  4,740,195.99  5,095,711  5,605,282  6,165,810

Taxable Share                          0          0          0          0
Discounted                       528,314    567,938    624,732    687,205

Tax-Exempt per unit                 7.48       8.04       8.84       9.72
Taxable per unit                   10.75      11.56      12.72      13.99

TOTAL ALLOCATION (PER UNIT)
Tax-Exempt Share  @               220.34     223.55     216.78     211.16
Taxable Share  @                  189.85     192.69     197.83     205.31


                                    2000       2001       2002       2003
                              --------------------------------------------
CASH BALANCES
Working Capital
Contingency Reserves
  SUBTOTAL WC & CR
Undistributed NCR
  Fund Expenses
  SUBTOTAL UNDISTRIBUTED NCR
TOTAL CASH

Short-Term
  Interest @ 4.00%               535,038    535,038    535,038    535,038
Fund Expenses

DISCOUNTED CASH BALANCES
Discount     4.00%
NCP (Working Capital
  & Reserves)                          0          0          0  3,746,939

                                       0          0          0  2,060,474
Tax-Exempt Share of NCP        1,761,302  1,831,754  1,905,024  1,981,225
per unit                            2.78       2.89       3.00       3.12

                                       0          0          0  1,686,465
Taxable Share of NCP           1,441,597  1,499,261  1,559,232  1,621,601
per unit                           29.34      30.52      31.74      33.01


NCR (Undistributed NCR)        8,230,922  8,560,159  8,902,566  9,258,668
LESS: Fund Expenses                    0          0          0          0
NCR (Short-Term Interest)      1,942,132  1,484,780  1,009,133    514,460
TOTAL NCR                     10,173,055 10,044,939  9,911,698  9,773,128
Less: GP 10% Share             1,017,305  1,004,494    991,170    977,313
Net to Limited Partners        9,155,749  9,040,445  8,920,528  8,795,815


Tax-Exempt Share of NCR        8,651,716  8,542,759  8,429,444  8,311,597
per unit                           13.64      13.47      13.29      13.11

Taxable Share of NCR             504,033    497,686    491,084    484,218
per unit                           10.26      10.13      10.00       9.86

LOAN FEES
(straight-line amortization)

OFFERING EXPENSES                      0
(straight-line amortization)
TOTAL                                  0          0          0          0


FEES & OFF EXP (PER UNIT)
Tax-Exempt Share                    0.00       0.00       0.00       0.00
Taxable Share                       0.00       0.00       0.00       0.00

REPURCHASE FUND                        0          0          0 11,036,849
Discounted  10.00%             7,538,316  8,292,148  9,121,363 10,033,499

Tax-Exempt Share                       0          0          0  9,930,099
Discounted                     6,782,391  7,460,630  8,206,693  9,027,362

Taxable Share                          0          0          0  1,106,750
Discounted                       755,925    831,518    914,670  1,006,137

Tax-Exempt per unit                10.70      11.77      12.94      14.24
Taxable per unit                   15.39      16.92      18.62      20.48

TOTAL ALLOCATION (PER UNIT)
Tax-Exempt Share  @               217.06     224.21     231.38      45.68
Taxable Share  @                  212.84     221.62     230.70     229.48






                                    2004       2005       2006       2007
                              --------------------------------------------
CASH BALANCES
Working Capital                2,750,870
Contingency Reserves             996,069
  SUBTOTAL WC & CR             3,746,939
Undistributed NCR              9,629,015
  Fund Expenses                        0
  SUBTOTAL UNDISTRIBUTED NCR   9,629,015
TOTAL CASH                    13,375,954

Short-Term
  Interest @ 4.00%                     0          0          0          0
Fund Expenses

DISCOUNTED CASH BALANCES
Discount     4.00%
NCP (Working Capital
  & Reserves)                          0          0          0          0

                                       0          0          0          0
Tax-Exempt Share of NCP                0          0          0          0
per unit                            0.00       0.00       0.00       0.00

                                       0          0          0          0
Taxable Share of NCP                   0          0          0          0
per unit                            0.00       0.00       0.00       0.00


NCR (Undistributed NCR)                0          0          0          0
LESS: Fund Expenses                    0          0          0          0
NCR (Short-Term Interest)              0          0          0          0
TOTAL NCR                              0          0          0          0
Less: GP 10% Share                     0          0          0          0
Net to Limited Partners                0          0          0          0


Tax-Exempt Share of NCR                0          0          0          0
per unit                            0.00       0.00       0.00       0.00

Taxable Share of NCR                   0          0          0          0
per unit                            0.00       0.00       0.00       0.00

LOAN FEES
(straight-line amortization)

OFFERING EXPENSES
(straight-line amortization)
TOTAL                                  0          0          0          0


FEES & OFF EXP (PER UNIT)
Tax-Exempt Share                    0.00       0.00       0.00       0.00
Taxable Share                       0.00       0.00       0.00       0.00

REPURCHASE FUND                        0          0          0          0
Discounted  10.00%                     0          0          0          0

Tax-Exempt Share                       0          0          0          0
Discounted                             0          0          0          0

Taxable Share                          0          0          0          0
Discounted                             0          0          0          0

Tax-Exempt per unit                 0.00       0.00       0.00       0.00
Taxable per unit                    0.00       0.00       0.00       0.00

TOTAL ALLOCATION (PER UNIT)
Tax-Exempt Share  @                 0.00       0.00       0.00       0.00
Taxable Share  @                    0.00       0.00       0.00       0.00

                                    2008
                              -----------
CASH BALANCES
Working Capital
Contingency Reserves
  SUBTOTAL WC & CR
Undistributed NCR
  Fund Expenses
  SUBTOTAL UNDISTRIBUTED NCR
TOTAL CASH

Short-Term
  Interest @ 4.00%                     0
Fund Expenses

DISCOUNTED CASH BALANCES
Discount     4.00%
NCP (Working Capital
  & Reserves)                          0

                                       0
Tax-Exempt Share of NCP                0
per unit                            0.00

                                       0
Taxable Share of NCP                   0
per unit                            0.00


NCR (Undistributed NCR)                0
LESS: Fund Expenses                    0
NCR (Short-Term Interest)              0
TOTAL NCR                              0
Less: GP 10% Share                     0
Net to Limited Partners                0


Tax-Exempt Share of NCR                0
per unit                            0.00

Taxable Share of NCR                   0
per unit                            0.00

LOAN FEES
(straight-line amortization)

OFFERING EXPENSES
(straight-line amortization)
TOTAL                                  0


FEES & OFF EXP (PER UNIT)
Tax-Exempt Share                    0.00
Taxable Share                       0.00

REPURCHASE FUND                        0
Discounte   10.00%                     0

Tax-Exempt Share                       0
Discounted                             0

Taxable Share                          0
Discounted                             0

Tax-Exempt per unit                 0.00
Taxable per unit                    0.00

TOTAL ALLOCATION (PER UNIT)
Tax-Exempt Share  @                 0.00
Taxable Share  @                    0.00

               VALUATION OF THE OFFERING EXPENSES AND LOAN FEES

The valuation methodology of the Partnership Interests includes the capitalization of the Offering Expenses and their amortization over the life of the equity assets and debt assets. As of March 31, 1996, the total unamortized portion of the Offering Expenses was $1,747,625. The total amount of the Offering Expenses is allocated proportionally to the Equity Assets and the Debt Assets and amortized on the basis of depreciating the Equity on a straight-line basis over 10 years and the Debt on a straight-line basis to maturity. For financial reporting purposes, Balcor Equity Partners - III initially deducted the total offering expenses and loan fees as incurred from the proceeds of the Limited Partnership Interest.

The loan fees paid to the General Partner are capitalized and amortized over the life of the loans. They are allocated between Tax-Exempt and Taxable Interests.

A summary of the Offering Expense and Loan Fees Balances are as follows.

                                           General
                 Tax-exempt      Taxable   Partner       Total

Offering Expenses$1,621,952     $125,673 $       0  $1,747,625

Loan Fees           118,956        9,217         0     128,173

                              CONCLUSION OF VALUE

Based on the various analyses of the components of the Partnership's Interests presented in this report, our conclusions of value are summarized in the following Schedule C.

                                  SCHEDULE C
BEPI III
VALUATION SUMMARY
as of :  31-Mar-96

                                                    GENERAL
                           TAX-EXEMPT   TAXABLE     PARTNER      TOTAL
CASH:                     ------------------------------------------------
Working Capital &
  Contingency Reserves      1,520,185   1,244,247           0   2,764,433
Current Undistributed NCR   9,024,612     525,757   1,061,152  10,611,521
                           10,544,797   1,770,005   1,061,152  13,375,954

EQUITY INVESTMENTS
Net Cash Receipts          27,274,773   1,588,978   3,207,083  32,070,835

LOAN/REO INVESTMENTS
Net Cash Receipts          15,040,215     876,215   1,768,492  17,684,923

EXCESS NET CASH PROCEEDS
   (EQUITY)                         0           0           0           0

EXCESS NET CASH RECEIPTS
   (LOANS/REOS)             4,498,051     262,048     528,900   5,289,000

RETURN OF CAPITAL
   (PROCEEDS)              75,869,809   4,166,810           0  80,036,619

REPURCHASE FUND             4,740,196     528,314           0   5,268,510

LOAN FEES                     118,956       9,217           0     128,173

OFFERING EXPENSES           1,621,952     125,673           0   1,747,625
                          ------------------------------------------------
TOTAL VALUE OF ASSETS     139,708,749   9,327,262   6,565,628 155,601,639
                          ================================================

NUMBER OF UNITS               634,074      49,130

VALUE PER UNIT                 220.34      189.85

ADJUSTED CAPITAL PER UNIT      250.00      250.00

4th Qtr 1995 (actual)          218.43      189.77
Change in Value                  0.87%       0.04%